Exhibit 10(ff)

C L I F F O R D C H A N C E	Clifford Chance LLP

Execution Version

DATED ___ DECEMBER 2012

PPL WW HOLDINGS LTD.
AS THE COMPANY

LLOYDS TSB BANK PLC
AND
MIZUHO CORPORATE BANK, LTD.
AS JOINT COORDINATORS AND BOOKRUNNERS

BARCLAYS BANK PLC,
COMMONWEALTH BANK OF AUSTRALIA,
HSBC BANK PLC
LLOYDS TSB BANK PLC,
MIZUHO CORPORATE BANK, LTD.,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
AND
THE ROYAL BANK OF SCOTLAND PLC
AS MANDATED LEAD ARRANGERS

AND

MIZUHO CORPORATE BANK, LTD.
AS FACILITY AGENT

£210,000,000 MULTICURRENCY REVOLVING FACILITY AGREEMENT

CONTENTS
Clause	Page

1	Interpretation	1
2	The Facility	21
3	Purpose	23
4	Conditions Precedent	23
5	Utilisation	24
6	Optional Currencies	26
7	Repayment	26
8	Prepayment and Cancellation	28
9	Interest	30
10	Terms	31
11	Market Disruption	32
12	Tax gross-up and indemnities	33
13	Increased Costs	42
14	Mitigation	42
15	Payments	44
16	Permitted Reorganisation	47
17	Representations	47
18	Information Covenants	51
19	Financial Covenants	55
20	General Covenants	58
21	Default	65
22	The Administrative Parties	68
23	Evidence and Calculations	75
24	Fees	76
25	Indemnities and Break Costs	77
26	Expenses	78
27	Amendments and Waivers	78
28	Changes to the Parties	81
29	Confidentiality and Disclosure of Information	87
30	Set-off	90
31	Pro rata sharing	90
32	Severability	91
33	Counterparts	92
34	Notices	92
35	Language	93
36	Governing law	94
37	Enforcement	94
Schedule 1 Original Parties		95
Schedule 2 Conditions Precedent Documents		96
Schedule 3 Requests		97
Schedule 4 Calculation of the Mandatory Cost		98
Schedule 5 Form of Transfer Certificate		101
Schedule 6 Form of Compliance Certificate		104
Schedule 7 Form of Increase Confirmation		105
Schedule 8 Timetables		107
Schedule 9 Forms of notifiable debt purchase transaction notice		108
Part I Form of notice on entering into notifiable debt purchase transaction		108
Part II Form of notice on termination of notifiable debt purchase transaction/notifiable debt purchase transaction ceasing to be with relevant person		109
Schedule 10 Form of Subordination Deed		111
Schedule 11 Form of Distribution Certificate		123

THIS AGREEMENT is dated _____ December 2012

BETWEEN:

(1)	PPL WW HOLDINGS LTD. (registered number 04267536) (the "Company");

(2)	LLOYDS TSB BANK PLC and MIZUHO CORPORATE BANK, LTD. as joint coordinators and bookrunners (the "Co-ordinators");

(3)
BARCLAYS BANK PLC, COMMONWEALTH BANK OF AUSTRALIA, HSBC BANK PLC, LLOYDS TSB BANK PLC, MIZUHO CORPORATE BANK, LTD., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. AND THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers (whether acting individually or together the "Arranger");

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the "Original Lenders"); and

(5)	MIZUHO CORPORATE BANK, LTD. as facility agent (the "Facility Agent").

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

"Acceptable Bank" means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or A- or higher by Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.

"Acceptable Jurisdiction" means:

(a)	the United States of America;

(b)	the United Kingdom; or

(c)
any other member state of the European Union or any Participating Member State where such country has long term sovereign credit rating of AA or higher by Standard & Poor's Rating Services or Aa2 or higher from Moody's Investor Services Limited or AA or higher from Fitch Ratings Ltd.

"Act" means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant thereto.

"Administrative Party" means the Arranger or the Facility Agent.

"Affiliate" means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing and in so far as it relates to The Royal Bank of Scotland plc as a Lender, the term "Affiliate" shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiary or subsidiary undertakings.

"Agent's Spot Rate of Exchange" means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with the Base Currency at or about 11.00 a.m. on a particular day.

"Applicable Accounting Principles" means those accounting principles, standards and practices generally accepted in the United Kingdom and the accounting and reporting requirements of the Companies Act 2006, in each case as used in the Original Financial Statements.

"Authority" means The Gas and Electricity Markets Authority established under Section 1 of the Utilities Act 2000.

"Available Commitment" means a Lender's Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Loans, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Drawdown Date,

other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Drawdown Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Availability Period" means the period from and including the date of this Agreement to and including the date falling one month prior to the Final Maturity Date.

"Balancing and Settlement Code" means the document, as modified from time to time, setting out the electricity balancing and settlement arrangements designated by the Secretary of State and adopted by The National Grid Company plc (Registered No. 2366977) or its successor pursuant to its transmission licence.

"Balancing and Settlement Code Framework Agreement" means the agreement of that title, in the form approved by the Secretary of State, as amended from time to time, to which a Distribution Company is a party and by which the Balancing and Settlement Code is made binding upon that Distribution Company.

"Base Currency" means Sterling.

"Base Currency Amount" means, in relation to a Loan, the amount specified in the Request delivered by the Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Drawdown Date or, if later, on the date the Facility Agent receives the Request) adjusted to reflect any repayment or prepayment of the Loan.

"Basel III" means:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systematically important banks contained in "Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

"Borrower" means the Company or any person which becomes the Borrower after the date of this Agreement in accordance with Clause 28.1 (Assignments and transfers by the Borrower).

"Break Costs" means the amount (if any), calculated in accordance with Clause 25.3 (Break Costs), which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.

"Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open in London, and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

"Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Schedule 1 (Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Compliance Certificate" means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

"Confidential Information" means all information relating to each of the Company and its Subsidiaries, PPL WEM Holdings plc and its Subsidiaries, PPL Corporation and any of its Subsidiaries which directly or indirectly holds shares in the Company or PPL WEM Holdings plc, and the directors, officers and employees of any of them (the "Extended Group"), the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Extended Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Extended Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 29 (Confidentiality and disclosure of information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Extended Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent.

"Contribution Notice" means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

"CTA 2009" means the Corporation Tax Act 2009.

"CTA 2010" means the Corporation Tax Act 2010.

"Debt Purchase Transaction" means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

"Default" means:

(a)	an Event of Default; or

(b)
an event which would be (with the lapse of time, the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

"Defaulting Lender" means any Lender:

(a)
which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Drawdown Date of that Loan in accordance with Clause 5.4 (Advance of Loan);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event,

and payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Finance Documents (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Distribution Certificate" means a distribution certificate substantially in the form of Schedule 11 (Form of Distribution Certificate).

"Distribution Companies" means Western Power Distribution (South West) plc and Western Power Distribution (South Wales) plc and any other distribution company which is licensed by OFGEM or any successor regulatory body as a distribution network operator and owned (whether directly or indirectly) by the Borrower from time to time including Western Power Distribution (West Midlands) plc and Western Power Distribution (East Midlands) plc if owned (whether directly or indirectly) by the Borrower.

"Drawdown Date" means each date on which a Loan is made.

"Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

"Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

"Environmental Law" means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

"EURIBOR" means, in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Reference Bank Rate,

as of the Specified Time on the Rate Fixing Day for euro and for a period comparable to the Interest Period of that Loan, and if any such rate is below zero EURIBOR will be deemed to be zero.

"Existing RCF" means a £150,000,000 revolving credit facility agreement dated 24 January 2007 and entered into inter alia between the Company, Lloyds TSB Bank plc as facility agent and the other financial institutions listed therein.

"Event of Default" means an event specified as such in this Agreement.

"Facility" means the multicurrency revolving credit facility made available under this Agreement as described in sub-clause 2.1 of Clause 2 (The Facility).

"Facility Office" means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days' notice,

as the office(s) through which it will perform its obligations under this Agreement.

"Fee Letter" means any letter entered into by reference to the Facility between one or more Administrative Parties and the Borrower setting out the amount of certain fees referred to in the Agreement.

"Final Maturity Date" means the fourth anniversary of the date of this Agreement.

"Finance Document" means:

(a)	this Agreement;

(b)	a Fee Letter;

(c)	a Transfer Certificate; or

(d)	any other document designated as such by the Facility Agent and the Borrower.

"Finance Party" means a Lender or an Administrative Party.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any finance or capital lease;

(f)	receivables sold or discounted (otherwise than on a non-recourse basis);

(g)
the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(h)
any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.

"Financial Support Direction" means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

"Group" means the Borrower and its Subsidiaries.

"Holding Company" means in relation to a person, any other person in respect of which it is a Subsidiary.

"Impaired Agent" means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event,

and payment is made within five Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation).

"Increase Lender" has the meaning given to that term in Clause 2.2 (Increase).

"Increased Cost" means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return under a Finance Document or on a Finance Party's (or its Affiliate's) overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

"Information Package" means the information package in the form approved by the Company concerning the Group which was prepared in relation to this transaction and distributed via debtdomain to selected financial institutions on 31 October 2012 and which is entitled: "PPL WW Holdings Ltd Refinance Lender Information Pack".

"Insolvency Event" in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"ITA" means the Income Tax Act 2007.

"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any jurisdiction in which a member of the Group or a Holding Company of the Borrower is incorporated; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided under Schedule 2 (Conditions Precedent Documents).

"Lender" means:

(a)	an Original Lender; or

(b)	any person which becomes a Lender after the date of this Agreement in accordance with Clause 2.2 (Increase) or Clause 28 (Changes to the Parties),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

"LIBOR" means for a Term of any Loan or overdue amount:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the relevant currency or Interest Period of that Loan) the Reference Bank Rate,

as of the Specified Time on the Rate Fixing Day for the currency of that Loan and for a period comparable to the Interest Period of that Loan, and if any such rate is below zero LIBOR will be deemed to be zero.

"Licence" means:

(a)
each electricity distribution licence made and treated as granted to a Distribution Company under Section 6(1)(c) of the Act pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September, 2001; or

(b)
any statutory amendment or replacement licence or licences granted pursuant to the Utilities Act 2000 (or any equivalent legislation which supersedes the Utilities Act) which permit a Distribution Company to distribute electricity in the area it is certified to operate in.

"LMA" means the Loan Market Association.

"Loan" means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

"Majority Lenders" means, at any time, Lenders:

(a)	whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there are no Loans then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

(c)
if there are no Loans then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

"Mandatory Cost" means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

"Margin" means, provided that:

(a)
at least one of Moody's Investor Services Limited ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's") has provided a current rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of the Borrower; and

(b)	no Event of Default is outstanding,

the rate set out in the table below:

Rating (Moody's)	Rating (Standard & Poor's)	Margin (per annum)
Less than or equal to Ba1	Less than or equal to BB+	2.50%
Baa3	BBB-	1.80%
Baa2	BBB	1.60%
Baa1 or higher	BBB+ or higher	1.40%

If the current Moody's and Standard & Poor's ratings in respect of the Borrower imply different Margin rates, the Margin shall be the average of the two Margin rates implied. If only one of Moody's and Standard & Poor's provides a rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of the Borrower, that rating alone shall be used to determine the applicable Margin. If neither Moody's nor Standard & Poor's provides a rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of the Borrower, or if an Event of Default is outstanding, the applicable Margin shall be 2.50% per annum. Any increase or decrease in the Margin shall take effect on (i) the date on which the Moody's and/or Standard & Poor's rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of the Borrower is published or, as the case may be, changed or (ii) where the Facility Agent receives notice from the Borrower or otherwise becomes aware that an Event of Default has occurred or has ceased to be outstanding, with effect from the date on which such Event of Default occurs or ceases to be outstanding.

For the purposes of this definition, an Event of Default being "outstanding" means that it has not been remedied (as evidenced by the Borrower to the Facility Agent (acting reasonably)) or waived.

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, assets or financial condition of the Group taken as a whole;

(b)	the ability of the Borrower to perform its payment obligations under the Finance Documents or its obligations under Clauses 19.3 (Interest Cover) or 19.4 (Asset Cover) of this Agreement; or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Maturity Date" means the last day of the Term of a Loan.

"Measurement Date" means the last day of a Measurement Period, being 31 March or 30 September.

"Measurement Period" means each period of twelve months ending on 31 March or 30 September.

"New Lender" has the meaning given to that term in sub-clause 28.2.1 of Clause 28.2 (Assignments and transfers by Lenders).

"OFGEM" means the Office of Gas and Electricity Markets.

"Original Financial Statements" means the audited consolidated financial statements of the Company and each of Western Power Distribution (South West) plc and Western Power Distribution (South Wales) plc for the year ended 31 March 2012.

"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Pensions Regulator" means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

"Permitted Acquisition" means the acquisition by any member of the Group of an entity:

(a)	which carries out a Permitted Business;

(b)	which is incorporated or established in England or the European Union; and

(c)
the Borrower has delivered to the Facility Agent not later than three Business Days before the relevant member of the Group legally commits to make such acquisition a certificate signed by two directors of the Borrower to which is attached a copy of the latest audited accounts (or if not available, management accounts) of the target entity giving calculations showing in reasonable detail that the Borrower would have remained in compliance with its obligations under Clause 19 (Financial Covenants) if the covenant tests had been recalculated for the most recently ended Measurement Period consolidating the financial statements of the target entity (consolidated if it has Subsidiaries) with the financial statements of the Group for such period on a pro forma basis and as if the consideration (including associated costs and expenses) for the proposed acquisition had been paid at the start of that Measurement Period.

"Permitted Business" means a business that:

(a)	possesses characteristics similar to the regulated business of a distribution network operator, as carried out by any of the Distribution Companies (a "DNO Business");

(b)	provides facilities for and connected with a DNO Business;

(c)	is complementary or ancillary to the operation of a DNO Business or any other business already conducted by an entity within the Group;

(d)	provides services to any member of the Group which are currently provided by third parties,

or any other business approved or consented to by the Facility Agent.

"Permitted Reorganisation" means any amalgamation, demerger, merger, corporate reconstruction, reorganisation or transfer of assets and assumption of liabilities between the Company and PPL WEM Holdings plc (the Reorganisation) if:

(a)	after the Reorganisation has occurred:

(i)	the Company retains all of the rights and obligations under the Finance Documents in its capacity as Borrower; or

(ii)
if the Company ceases to be the Borrower under the Finance Documents, the new Borrower is a limited liability company incorporated in England and Wales and tax resident in the United Kingdom (or another jurisdiction agreed by all the Lenders) and assumes all of the rights and obligations of the Company in its capacity as Borrower under the Finance Documents,

(in each case, the New Borrower), and in each case:

(A)
the New Borrower owns the entire issued share capital (whether directly or indirectly) of the Distribution Companies held by the Company and PPL WEM Holdings plc immediately prior to such Reorganisation; and

(B)	the entire issued share capital of the New Borrower is held (directly or indirectly) by PPL Corporation;

(b)
the Facility Agent has received a legal opinion issued by an internationally recognised law firm and addressed to the Finance Parties in relation to the obligations of the New Borrower under the Finance Documents in form and substance satisfactory to the Facility Agent;

(c)	such Reorganisation is not otherwise materially adverse to the interests of the Finance Parties under the Finance Documents; and

(d)
the Facility Agent has received in form and substance satisfactory to the Facility Agent all documentation and other evidence reasonably requested by the Facility Agent (for itself or on behalf of any Lender or any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations where the New Borrower is not the Company.

"PPL Group" means PPL Corporation and any of its Subsidiaries.

"Pro Rata Share" means:

(a)	for the purpose of determining a Lender's share in a Loan, the proportion which its Available Commitment bears to the Available Facility immediately prior to making the Loan; and

(b)	for any other purpose on a particular date:

(i)	the proportion which its Commitment bears to the Total Commitments on that date; or

(ii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled.

"PUHCA" means the Public Utility Holding Company Act of 2005, as amended, of the United States of America.

"Rate Fixing Day" means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is Sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Rate Fixing Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Rate Fixing Day will be the last of those days).

"Reference Banks" means Lloyds TSB Bank plc, Mizuho Corporate Bank, Ltd. and The Royal Bank of Scotland plc and any other bank or financial institution appointed as such by the Facility Agent (after consultation with the Borrower) under this Agreement.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market; or

(b)	in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Interbank Market" means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

"Repeating Representations" means the representations which are deemed to be repeated under this Agreement.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Request" means a request for a Loan, substantially in the relevant form set out in Schedule 3 (Requests).

"Rollover Loan" means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Loan;

(c)	in the same currency as the maturing loan (unless it arose as a result of operation of Clause 6.2 (Unavailability of currency)); and

(d)	made or to be made to the Borrower for the purpose of refinancing a maturing Loan.

"Screen Rate" means:

(a)           in relation to LIBOR, the London inter-bank offered rate for the relevant currency and period displayed on the appropriate page (being currently Reuters screen page LIBOR01 or LIBOR02) on the information service which publishes that rate; and

(b)           in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union (or any successor) for the relevant period displayed on the appropriate page (being currently Reuters screen page EURIBOR01) on the information service which publishes that rate, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

"Secretary of State" means the Secretary of State for Business, Innovation and Skills.

"Security Interest" means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

"Specified Time" means a time determined in accordance with Schedule 8 (Timetable).

"Subordination Deed" means a document substantially in the form set out in Schedule 10 (Form of Subordination Deed) duly completed and executed by the parties thereto.

"Subsidiary" means:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006; and

(b)	unless the context otherwise requires, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

"TARGET 2" means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilises single shared platform and which was launched on 19 November 2007.

"TARGET Day" means any day on which TARGET 2 is open for the settlement of payments in euro.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, addition to tax or any interest payable in connection with any failure to pay or any delay in paying any of the same).

"Term" means, in respect of a Loan, each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

"Total Commitments" means the aggregate of the Commitments, being £210,000,000 at the date of this Agreement.

"Transfer Certificate" means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Borrower.

"Transfer Date" means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Transfer Certificate.

"U.K. " means the United Kingdom.

"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

1.2.1	The following definitions have the meanings given to them in Clause 19 (Financial Covenants):

(a)	Cash;

(b)	Cash Equivalent Investments;

(c)	Consolidated EBITDA;

(d)	Interest Payable;

(e)	Measurement Period;

(f)	Regulatory Asset Base; and

(g)	Total Net Debt.

1.2.2	In this Agreement, unless the contrary intention appears, a reference to:

(a)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(b)	assets includes present and future properties, revenues and rights of every description;

(c)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(d)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(e)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(f)
know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(g)
a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(h)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(i)
the winding-up of a person includes the administration, dissolution or liquidation or other like process of that person, any composition or arrangement with the creditors, amalgamation, reconstruction, reorganisation or consolidation pursuant to Part XXVI of the Companies Act 2006 proposed or carried out in respect of that person or a company voluntary arrangement pursuant to the Insolvency Act 1986 carried out or proposed in respect of that person;

(j)	a currency is a reference to the lawful currency for the time being of the relevant country;

(k)
save as set out in the definition of Margin in Clause 1.1 (Definitions), a Default (other than an Event of Default) being outstanding means that it has not been remedied or waived and an Event of Default being outstanding means that it has not been waived;

(l)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(m)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(n)	a person includes its successors in title, permitted assigns and permitted transferees;

(o)	a Finance Document or another document is a reference to that Finance Document or other document as amended; and

(p)	a time of day is a reference to London time.

1.2.3
Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(a)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(b)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(c)
notwithstanding paragraph (a) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

1.2.4
Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

1.2.5	Unless the contrary intention appears:

(a)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(b)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(c)
any obligation of the Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be outstanding under the Finance Documents.

1.2.6	The headings in this Agreement do not affect its interpretation.

1.3	Currency symbols and definitions

1.3.1	"$", "USD" and "dollars" denote the lawful currency of the United States of America.

1.3.2	"€", "EUR" and "euro" denote the single currency of the Participating Member States.

1.3.3	"£", "GBP" and "Sterling" denote the lawful currency of the United Kingdom"

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a multicurrency revolving credit facility in an aggregate amount equal to the Total Commitments.

2.2	Increase

2.2.1	The Borrower may by giving prior notice to the Facility Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(a)	the Available Commitments of a Defaulting Lender in accordance with sub-clause 8.6.4 of Clause 8.6 (Involuntary prepayment and cancellation); or

(b)	the Commitments of a Lender in accordance with Clause 8.1 (Mandatory prepayment – illegality),

request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount up to the amount of the Available Commitments or Commitments so cancelled as follows:

(c)
the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the Borrower (each of which shall not be a member of the Group and which is further acceptable to the Facility Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(d)
the Borrower and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(e)
each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(f)	the Commitments of the other Lenders shall continue in full force and effect; and

(g)
any increase in the Total Commitments shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in sub-clause 2.2.2 below are satisfied.

2.2.2	An increase in the Total Commitments will only be effective on:

(a)	the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender; and

(b)
in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Borrower and the Increase Lender.

2.2.3
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

2.2.4
Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Borrower shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee of £1,750 and the Borrower shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

2.2.5
The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a letter between the Borrower and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

2.2.6	Clause 28.4 (Limitation of responsibility of Existing Lender) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(a)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;

(b)	the "New Lender" were references to that "Increase Lender"; and

(c)	a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment"."

2.2.7	Each Party (other than the Increase Lender) irrevocably authorises the Facility Agent to execute any duly completed Increase Confirmation on its behalf.

2.3	Nature of a Finance Party's rights and obligations

Unless otherwise agreed by all the Finance Parties:

2.3.1	the obligations of a Finance Party under the Finance Documents are several;

2.3.2	failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

2.3.3	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

2.3.4	the rights of a Finance Party under the Finance Documents are separate and independent rights;

2.3.5	a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

2.3.6	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards the general corporate purposes of the Group (in relation to each of the Distribution Companies, in compliance with its Licence) including, but not limited to, the refinancing of the Existing RCF.

3.2	No obligation to monitor

No Finance Party is bound to monitor or verify any amount borrowed pursuant to this Agreement.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

A Request may not be given until the Facility Agent has notified the Borrower and the Lenders that it has received (or waived receipt of) all of the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent. The Facility Agent shall give this notification to the Borrower and the Lenders upon being so satisfied.

4.2	Further conditions precedent

The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Drawdown Date for that Loan:

4.2.1	the Repeating Representations are correct in all material respects; and

4.2.2	no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

4.3	Conditions relating to Optional Currencies

4.3.1	A currency will constitute an Optional Currency in relation to a Loan if:

(a)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Rate Fixing Day and the Drawdown Date for that Loan; and

(b)	it is dollars, euro or has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Request for that Loan.

4.3.2
If the Facility Agent has received a written request from the Borrower for a currency to be approved under paragraph 4.3.1(b) above, the Facility Agent will confirm to the Borrower by the Specified Time:

(a)	whether or not the Lenders have granted their approval; and

(b)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Loan in that currency.

4.4	Maximum number

(a)	Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 10 Loans outstanding.

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

5.	UTILISATION

5.1	Giving of Requests

5.1.1	The Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request not later than the Specified Time.

5.1.2	Each Request is irrevocable.

5.2	Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

5.2.1	the Drawdown Date is a Business Day falling within the Availability Period;

5.2.2	the currency and amount of the Request comply with Clause 5.3 (Currency and Amount), and;

5.2.3	the proposed Term complies with this Agreement.

Only one Loan may be requested in a Request.

5.3	Currency and amount

5.3.1	The currency specified in a Request must be the Base Currency or an Optional Currency.

5.3.2	The amount of the proposed Loan must be:

(a)	if the currency selected is the Base Currency, a minimum of £5,000,000 and an integral multiple of £1,000,000 or, if less, the Available Facility; or

(b)	if the currency selected is dollars, a minimum of $5,000,000 and an integral multiple of $1,000,000 or, if less, the Available Facility; or

(c)	if the currency selected is euro, a minimum of EUR5,000,000 and an integral multiple of EUR1,000,000 or, if less, the Available Facility; or

(d)
if the currency selected is an Optional Currency, the minimum amount (and, if required, integral multiple) specified by the Facility Agent pursuant to paragraph (b) of Clause 4.3.2 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(e)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Advance of Loan

5.4.1	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

5.4.2	The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Drawdown Date.

5.4.3	No Lender is obliged to participate in a Loan if as a result:

(a)	its share in the aggregate Base Currency Amount of the Loans would exceed its Commitment; or

(b)	the aggregate Base Currency Amount of the Loans would exceed the Total Commitments.

5.4.4
If the conditions set out in this Agreement have been met, and subject to Clause 7.2 (Cashless Rollover), each Lender must make its share in the Loan available to the Facility Agent for the Borrower by no later than 2.00 pm on the Drawdown Date.

5.4.5
The Facility Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan, and, if different, the amount of that participation to be made available in accordance with 15.2 (Funds) in each case by the Specified Time.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

The Borrower shall select the currency of a Loan in a Request.

6.2	Unavailability of a currency

If before the Specified Time on any Rate Fixing Day:

6.2.1	a Lender notifies the Facility Agent that the Optional Currency requested is not readily available to it in the amount required; or

6.2.2	a Lender notifies the Facility Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Facility Agent will give notice to the Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's Pro Rata Share of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's Pro Rata Share of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Term.

6.3	Participation in a Loan

Each Lender's participation in a Loan will be determined in accordance with sub-clause 5.4.2 of Clause 5.4 (Advance of Loan).

7.	REPAYMENT

7.1	Repayment of Loans

7.1.1	The Borrower must repay each Loan in full on its Maturity Date. No Loan may be outstanding after the Final Maturity Date.

7.1.2	Subject to the other terms of this Agreement, any amounts repaid under sub-clause 7.1.1 above may be re-borrowed.

7.2	Cashless Rollover

7.2.1	Without prejudice to the Borrower's obligation under Clause 7.1 above, if:

(a)	one or more Loans are to be made available to the Borrower:

(i)	on the same day that a maturing Loan is due to be repaid by the Borrower;

(ii)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency); and

(iii)	in whole or in part for the purpose of refinancing the maturing Loan, and

(b)
the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(a)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(i)	the Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(ii)
each Lender's participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(b)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(i)	the Borrower will not be required to make any payment in cash; and

(ii)
each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender's participation (if any) in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

8.	PREPAYMENT AND CANCELLATION

8.1	Mandatory prepayment - illegality

8.1.1
A Lender must notify the Borrower promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

8.1.2	After notification under sub-clause 8.1.1 above:

(a)	the Borrower must repay or prepay the share of that Lender in each Loan made to it on the date specified in sub-clause 8.1.3 below; and

(b)	the Commitments of that Lender will be immediately cancelled.

8.1.3	The date for repayment or prepayment of a Lender's share in a Loan will be:

(a)	the Business Day following receipt by the Borrower of notice from the Lender under sub-clause 8.1.1 above; or

(b)	if later, the latest date allowed by the relevant law.

8.2	Mandatory prepayment - change of control

If the Borrower becomes aware of any person (whether alone or together with any associated person or persons) gaining control of the Borrower (for these purposes "associated person" means, in relation to any person, a person who is (i) "acting in concert" (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a "connected person" (as defined in section 1122 of the CTA 2010) of that person and "control" means the relevant person satisfies any of the criteria set out in paragraphs (1)(a) to (c) of Section 1159 of the Companies Act 2006):

8.2.1	within five days of such date, the Borrower shall give notice of such change of control to the Facility Agent;

8.2.2
the Lenders and the Borrower shall immediately enter into negotiations for a period of not more than 45 days from the date of the change of control with a view to agreeing whether the Facility shall continue to be made available and on what terms;

8.2.3	if no such agreement is reached within the said period of 45 days then:

(a)	any Lender may on 10 days' notice to the Facility Agent and to the Borrower require the repayment of its share in each Loan and cancel its Commitment; and

(b)	the Majority Lenders may on 10 days' notice to the Borrower require repayment in full of all outstanding Loans and cancel the Total Commitments; and

8.2.4
a Lender shall not be obliged to fund any further loans under the Facility (except for a Rollover Loan) during the negotiation period set out in sub-clause 8.2.2, and if no agreement is reached within such negotiation period, during the 10 day notice period set out in sub-clause 8.2.3.

There shall be no change of control as a result of the Permitted Reorganisation (including, for the avoidance of doubt, as a result of the ownership arrangements specified in paragraph (a)(ii)(B) of the definition of Permitted Reorganisation).

8.3	Voluntary prepayment

8.3.1	The Borrower may, by giving not less than five Business Days' prior written notice to the Facility Agent, prepay any Loan at any time in whole or in part.

8.3.2	A prepayment of part of a Loan must be by an amount that reduces the Base Currency Amount of the Loan by a minimum amount of £5,000,000 and an integral multiple of £1,000,000.

8.4	Automatic cancellation

The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

8.5	Voluntary cancellation

8.5.1	The Borrower may, by giving not less than three Business Days' prior written notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

8.5.2	Partial cancellation of the Total Commitments must be by an amount that reduces the Base Currency Amount of the Loan by a minimum amount of £5,000,000 and an integral multiple of £1,000,000.

8.5.3	Any cancellation in part shall be applied against the Commitment of each Lender pro rata.

8.6	Involuntary prepayment and cancellation

8.6.1
If the Borrower is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Borrower may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

8.6.2	After notification under sub-clause 8.6.1 above:

(a)	the Borrower must repay or prepay that Lender's share in each Loan made to it on the date specified in sub-clause 8.6.3 below; and

(b)	the Commitments of that Lender will be immediately cancelled.

8.6.3	The date for repayment or prepayment of a Lender's share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Borrower in its notification.

8.6.4

(a)
If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days' notice of cancellation of the Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

8.7	Re-borrowing of Loans

Any voluntary prepayment of a Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Loan may not be re-borrowed.

8.8	Miscellaneous provisions

8.8.1
Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

8.8.2	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

8.8.3	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

8.8.4	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

8.8.5	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

9.	INTEREST

9.1	Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

9.1.1	Margin;

9.1.2	LIBOR, or in relation to any Loan in euro, EURIBOR; and

9.1.3	Mandatory Cost.

9.2	Payment of interest

Except where it is provided to the contrary in this Agreement, the Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

9.3	Interest on overdue amounts

9.3.1
If the Borrower fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

9.3.2
Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan. For this purpose, the Facility Agent may (acting reasonably):

(a)	select successive Terms of any duration of up to three months; and

(b)	determine the appropriate Rate Fixing Day for that Term.

9.3.3	Notwithstanding sub-clause 9.3.2 above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(a)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(b)	the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-clause 9.3.2 above.

9.3.4	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

9.4	Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.	TERMS

10.1	Selection

10.1.1	Each Loan has one Term only.

10.1.2	The Borrower must select the Term for a Loan in the relevant Request.

10.1.3
Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three or six months or any other period agreed between the Borrower and the Lenders in relation to the relevant Loan.

10.1.4	A Term for a Loan shall start on the Drawdown Date for that Loan.

10.2	No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

10.3	Other adjustments

10.3.1	The Facility Agent and the Borrower may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

10.3.2
Subject to sub-clause 10.3.3 below, if two or more Terms in respect of Loans denominated in the same currency end on the same date, those Loans will, unless the Borrower specifies to the contrary in the Request for the next Term, be consolidated into, and treated as, a single Loan on the last day of the Term.

10.3.3
Subject to Clause 4.4 (Maximum Number) and Clause 5.2 (Completion of Requests) if the Borrower requests in a Request that a Loan be divided into two or more Loans, that Loan will, on the last day of its Term, be so divided into the amounts specified in that Request, having an aggregate amount equal to the amount of and in the same currency as the Loan immediately before its division.

10.4	Notification

The Facility Agent must notify the Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

11.	MARKET DISRUPTION

11.1	Failure of a Reference Bank to supply a rate

If LIBOR, or if applicable EURIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon on a Rate Fixing Day, the applicable LIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

11.2	Market disruption

11.2.1	In this Clause, each of the following events is a market disruption event:

(a)	LIBOR, or if applicable, EURIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon on the Rate Fixing Day; or

(b)
the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 50 per cent. of that Loan that such Lenders are unable to obtain matching deposits in the Relevant Interbank Market or the rate at which they can do so is in excess of LIBOR, or if applicable, EURIBOR for the relevant Term.

11.2.2	The Facility Agent must promptly notify the Borrower and the Lenders of a market disruption event.

11.2.3	After notification under sub-clause 11.2.2 above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(a)	Margin;

(b)
rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(c)	Mandatory Cost.

11.3	Alternative basis of interest or funding

11.3.1
If a market disruption event occurs and the Facility Agent or the Borrower so requires, the Borrower and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

11.3.2	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

12.	TAX GROSS-UP AND INDEMNITIES

12.1	Definitions

12.1.1	In this Agreement:

"Qualifying Lender" means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)
which is a bank (as defined for the purpose of section 879 of ITA) making an advance under a Finance Document and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA 2009; or

(B)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(C)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company; or

(iii)	a Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purpose of section 880 of ITA) making an advance under a Finance Document.

"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

"Treaty Lender" means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(c)
meets all other conditions which must be met under the Treaty for residents of such Treaty State to obtain full exemption from tax on interest imposed by the United Kingdom, except that for this purpose it shall be assumed that the following are satisfied:

(i)
any condition which relates (expressly or by implication) to the amounts or terms of any Loan or the Finance Documents or any condition which relates (expressly or by implication) to there not being a special relationship between the Borrower and the Finance Party or between them both and another person; and

(ii)	any necessary procedural formality.

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

"UK Non-Bank Lender" means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the assignment agreement, Transfer Certificate or Increase Confirmation which it executes on becoming a Party.

12.1.2	Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

12.2.1	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.2
The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction)  notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

12.2.3
If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4	A payment shall not be increased under sub-clause 12.2.3 above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(a)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(b)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(i)
an officer of HM Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Borrower a certified copy of that Direction; and

(ii)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(c)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(i)	the relevant Lender has not given a Tax Confirmation to the Borrower; and

(ii)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or

(d)
the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under sub-clause 12.2.7 below.

12.2.5
If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.6
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment a statement under Section 975 of the ITA, or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.2.7

(a)
Subject to paragraph (b) below, a Treaty Lender and the Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(b)	Nothing in paragraph (a) above shall require a Treaty Lender to:

(i)	register under the HMRC DT Treaty Passport scheme;

(ii)	apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(iii)
file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with sub-clause 12.2.9 below or sub-clause 12.6.1 of Clause 12.6 (HMRC DT Treaty Passport scheme confirmation) and the Borrower making that payment has not complied with its obligations under sub-clause 12.2.10 below or sub-clause 12.6.2 of Clause 12.6 (HMRC DT Treaty Passport scheme confirmation).

12.2.8	A UK Non-Bank Lender shall promptly notify the Borrower and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.

12.2.9
A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to the Borrower) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (Original Parties).

12.2.10
Where a Lender includes the indication described in sub-clause 12.2.9 above in Schedule 1 (Original Parties), the Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing provided that the Borrower shall not be liable in respect of any non-compliance with its obligations under this sub-clause 12.2.10 where such non-compliance is due to circumstances beyond the control of the Borrower (including, without limitation, any delay, failure or omission on the part of the relevant Lender or the Facility Agent to comply with any obligation owed to the Borrower, or to any inaccuracy in any information provided by the relevant Lender or the Facility Agent in connection with the DT Treaty Passport scheme).

12.2.11
Any Lender which has confirmed that it is entitled to use its DT Treaty Passport in accordance with sub-clause 12.2.9 or sub-clause 12.6.1 of Clause 12.6 (HMRC DT Treaty Passport scheme confirmation) will reasonably promptly notify the Facility Agent and the Borrower if at any time it ceases to holds a passport under the HMRC DT Treaty Passport scheme or if it ceases to be able to use such passport as a Lender.

12.2.12
If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with sub-clause 12.2.9 above or sub-clause 12.6.1 of Clause 12.6 (HMRC DT Treaty Passport scheme confirmation), the Borrower shall not file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan.

12.3	Tax indemnity

12.3.1
Except as provided below, the Borrower must indemnify a Finance Party, within three Business Days of demand, against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

12.3.2	Sub-clause 12.3.1 above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(a)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)	that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

12.3.3	Sub-clause 12.3.1 above does not apply to any Tax assessed on a Finance Party to the extent the loss or liability:

(a)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(b)	would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 12.2 (Tax gross-up) applied.

12.3.4	A Finance Party making, or intending to make, a claim under sub-clause 12.3.1 above must promptly notify the Borrower of the event which will give, or has given, rise to the claim.

12.4	Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

then, if in its discretion (acting reasonably) it can do so without any further adverse consequences for it, the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after Tax position as it would have been in had the Tax Payment not been required to be made by the Company.

12.5	Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, assignment agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to the Borrower, which of the following categories it falls in:

12.5.1	not a Qualifying Lender;

12.5.2	a Qualifying Lender (other than a Treaty Lender); or

12.5.3	a Treaty Lender.

If a New Lender or Increase Lender fails to indicate its status in accordance with this Clause 12.5 then such New Lender or Increase Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, a Transfer Certificate, assignment agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6	HMRC DT Treaty Passport scheme confirmation

12.6.1
A New Lender or Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to the Borrower) in the assignment agreement, Transfer Certificate or Increase Confirmation (as applicable) which it executes by including its scheme reference number and its jurisdiction of tax residence in that assignment agreement, Transfer Certificate or Increase Confirmation.

12.6.2
Where a New Lender or Increase Lender includes the indication described in sub-clause 12.6.1 above in the relevant assignment agreement, Transfer Certificate or Increase Confirmation (as applicable) the Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the relevant Transfer Date or the date on which such assignment or increase takes effect and shall promptly provide the Lender with a copy of that filing.

12.7	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for any such Tax payable in respect of a Transfer Certificate or other transfer or disposal of a Lender's rights or obligations under a Finance Document.

12.8	VAT

12.8.1
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to sub-clause 12.8.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

12.8.2
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

12.8.3
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12.8.4
Any reference in this Clause 12.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

12.8.5
In relation to any supply made by a Finance Party to any Party under a Finance Document if reasonably requested by such Finance Party that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

13.	INCREASED COSTS

13.1	Increased Costs

Except as provided below in this Clause, the Borrower must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

13.1.1	the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation;

13.1.2	compliance with any law or regulation made after the date of this Agreement; or

13.1.3	the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

13.2	Exceptions

The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is:

13.2.1	compensated for under another Clause or would have been but for an exception to that Clause;

13.2.2	a Tax on the overall net income of a Finance Party or any of its Affiliates; or

13.2.3	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

13.3	Claims

A Finance Party intending to make a claim for an Increased Cost must notify the Borrower promptly of the circumstances giving rise to, and the amount of, the claim.

14.	MITIGATION

14.1	Mitigation

14.1.1
Each Finance Party must, in consultation with the Borrower (other than upon the occurrence of an event referred to at paragraph (d) below where no such consultation is required), take all reasonable steps to mitigate any circumstances which arise and which result or would result in the Facility ceasing to be available or:

(a)	any Tax Payment or Increased Cost being payable to that Finance Party;

(b)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

(c)	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or

(d)	the occurrence of any market disruption event,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

14.1.2	A Finance Party is not obliged to take any step under this Clause 14 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.1.3	Each Finance Party must promptly notify the Borrower of any circumstances as described in paragraphs (a) to (d) of sub-clause 14.1.1 of this Clause 14.1.

14.1.4	The Borrower must indemnify each Finance Party for all costs and expenses reasonably incurred by it as a result of any step taken under this Clause 14.1.

14.1.5	This Clause does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2	Substitution

Notwithstanding Clause 14.1 (Mitigation), if any circumstances arise which result in:

14.2.1	any Tax Payment or Increased Cost being payable to that Finance Party;

14.2.2	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

14.2.3	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or

14.2.4	the occurrence of any market disruption event,

then the Borrower, at its expense, at any time within 180 days after the occurrence of the relevant event or circumstance, so long as no Default is outstanding, may by notice to the Facility Agent and such Finance Party require it (and, if applicable, its Affiliate) to (and to the extent permitted by law such Finance Party or, if applicable, its Affiliate shall) novate pursuant to Clause 28 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a bank, financial institution, trust, fund or other entity (a "Replacement Finance Party") selected by the Borrower, and which is acceptable to the Facility Agent (acting reasonably) (unless the Facility Agent is an Impaired Agent), which confirms its willingness to assume and does assume all the obligations of the transferring Finance Party (including the assumption of the transferring Finance Party's participations or unfunded participations (as the case may be) on the same basis as the transferring Finance Party) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Finance Party's participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 28.9 (Pro rata interest settlement)), Break Costs and other amounts payable to such Finance Party under the Finance Documents provided that:

14.2.5	the Borrower shall have paid to the Finance Party (or, if applicable, its Affiliate) all amounts accrued and owing to such Finance Party (or, if applicable, its Affiliate) hereunder;

14.2.6	the Borrower shall have no right to replace the Facility Agent;

14.2.7	neither the Facility Agent nor such Finance Party shall have any obligation to the Borrower to find a Replacement Finance Party;

14.2.8	the transfer must take place no later than 14 days after the notice referred to above; and

14.2.9	in no event shall such Finance Party be required to pay or surrender to the Replacement Finance Party any of the fees received by such Finance Party pursuant to the Finance Documents.

Notwithstanding the above, the Borrower shall not be entitled to require a novation under this Clause 14.2 with respect to any Finance Party if:

14.2.10
the relevant Finance Party shall have mitigated the effect of the relevant event or circumstance as provided in sub-clause 14.1.1 of Clause 14.1 (Mitigation), and the novation would have no greater or further mitigating effect; or

14.2.11	the relevant event or circumstances are applicable to all Finance Parties.

14.3	Conduct of business by a Finance Party

No term of this Agreement will:

14.3.1	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit or oblige any Finance Party to investigate or claim any Tax Credit; or

14.3.2	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

15.	PAYMENTS

15.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in the principal financial centre of the country of that currency or, in relation to euro, in a principal centre in a Participating Member State or London as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

15.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place of payment.

15.3	Distribution

15.3.1
Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of the country of that currency or, in relation to euro, in a principal centre in a Participating Member State or London as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

15.3.2
The Facility Agent may apply any amount received by it for the Borrower in or towards payment (as soon as practicable after receipt) of any amount due from the Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

15.3.3
Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

15.4	Currency of account

15.4.1	Subject to sub-clauses 15.4.2 and 15.4.5 below, the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document.

15.4.2	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

15.4.3	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

15.4.4	Amounts payable in respect of costs and expenses and Taxes are payable in the currency in which they are incurred.

15.4.5	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

15.5	No set-off or counterclaim

All payments made by the Borrower under the Finance Documents must be made without set-off or counterclaim.

15.6	Business Days

15.6.1
If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

15.6.2
During any extension of the due date for payment of any principal (or overdue amount) under this Agreement interest is payable on that principal (or overdue amount) at the rate payable on the original due date.

15.7	Impaired Agent

15.7.1
If, at any time, the Facility Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 15.1 (Place) may instead either pay that amount direct to the required recipient or pay that amount to an interest bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

15.7.2	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

15.7.3
A Party which has made a payment in accordance with this Clause 15.7 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

15.7.4
Promptly upon the appointment of a successor Facility Agent in accordance with Clause 22.14 (Replacement of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause 15.7 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 15.3 (Distribution).

15.7.5
For the purposes of this Clause 15.7 only, an Acceptable Bank shall include any bank or financial institution approved by the Facility Agent or, if the Facility Agent is an Impaired Agent, the Majority Lenders.

15.8	Partial payments

15.8.1
If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

15.8.2	The Facility Agent must, if so directed by all the Lenders, vary the order set out in paragraphs (a) to (d) of sub-clause 15.8.1 of this Clause 15.8.

15.8.3	This Clause will override any appropriation made by the Borrower.

15.9	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

16.	PERMITTED REORGANISATION

Nothing in this Agreement shall restrict or prevent in any way the Borrower or any other member of the Group from undertaking any Permitted Reorganisation.

17.	REPRESENTATIONS

17.1	Representations

The representations set out in this Clause are made by the Borrower to each Finance Party.

17.2	Status

It is a limited liability company, duly incorporated and validly existing under the Companies Act 2006 in England and Wales.

17.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4	Legal validity

Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

17.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with any borrowing or other power or restriction granted or imposed by:

17.5.1	any law or regulation applicable to it and violation of which has or is likely to have a Material Adverse Effect; or

17.5.2	its constitutional documents.

17.6	No default

17.6.1	No Event of Default is outstanding or might reasonably be expected to result from the making of any Loan.

17.6.2
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

17.7	Authorisations

All authorisations required by it (including any authorisations required under PUHCA or the Act, if any):

17.7.1	in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents; and

17.7.2	to make the Finance Documents admissible in evidence in England and Wales,

have been obtained or effected (as appropriate) and are in full force and effect.

17.8	Financial statements

Its and each of the Distribution Companies' audited consolidated financial statements most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements):

17.8.1	have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

17.8.2	fairly represent its consolidated financial condition as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

17.9	No material adverse change

Other than as disclosed in writing to the Arranger prior to the date of this Agreement, there has been no material adverse change in its consolidated financial condition since the date to which the Original Financial Statements were drawn up.

17.10	Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

17.11	Winding Up

No meeting has been convened for its winding-up and, so far as it is aware, no petition, application or the like is outstanding for its winding-up.

17.12	Non-Violation of other Agreements:

Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, to an extent or in a manner which has or is likely to have a Material Adverse Effect on it, any agreement to which it is a party or which is binding on it.

17.13	Governing Law and Enforcement

17.13.1	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

17.13.2	Any judgement obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

17.14	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

17.14.1	a Qualifying Lender:

(a)	falling within paragraph (a)(i) of the definition of Qualifying Lender; or

(b)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of Qualifying Lender; or

(c)	falling within paragraph (b) of the definition of Qualifying Lender; or

17.14.2
a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

17.15	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents (which for these purposes does not include a Transfer Certificate or other transfer or disposal of a Lender's rights or obligations under a Finance Document) or the transactions contemplated by the Finance Documents.

17.16	No misleading information

17.16.1
Any factual information provided by any member of the Group for the purposes of the Information Package was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

17.16.2	The financial projections contained in the Information Package have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

17.16.3
Nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the information contained in the Information Package being untrue or misleading in any material respect.

17.17	Pari Passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.18	Licence

Each Licence is in full force and effect and there is no investigation or proceeding current, pending or threatened which could, if adversely determined, result in the termination of any Licence.

17.19	Anti-corruption law

Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

17.20	Sanctions

No member of the Group or, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative of any member of the Group is an individual or entity (the "Person") currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (the "OFAC"), the United Nations Security Council (the "UNSC"), the European Union, Her Majesty’s Treasury (the "HMT"), or other relevant sanctions authority (collectively, "Sanctions"), nor is any member of the Group located, organized or resident in a country or territory that is the subject of Sanctions. The Borrower represents and covenants for itself and on behalf of other members of the Group that no member of the Group will, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Burma/Myanmar, Cuba, Iran, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

17.21	Times for making representations

17.21.1	The representations set out in this Clause are made by the Borrower on the date of this Agreement.

17.21.2
The representations in Clauses 17.2 to 17.6.1 (inclusive) and Clauses 17.7, 17.8, 17.10, 17.12, 17.13, 17.17 and 17.19 are deemed to be repeated by the Borrower on the date of each Request and the first day of each Term.

17.21.3	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

18.	INFORMATION COVENANTS

18.1	Financial statements

18.1.1	The Borrower must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

(a)	its and each of the Distribution Companies' audited consolidated financial statements for each of their financial years; and

(b)	its interim consolidated financial statements for the first half-year of each of its financial years.

18.1.2	All financial statements must be supplied as soon as they are available and:

(a)	in the case of the Borrower's and each of the Distribution Companies' audited consolidated financial statements, within 180 days; and

(b)	in the case of the Borrower's interim financial statements, within 90 days,

of the end of the relevant financial period.

18.2	Form of Financial Statement

If any financial statement delivered or to be delivered to the Facility Agent under Clause 18.1 is not to be or, as the case may be, has not been prepared in accordance with Applicable Accounting Principles:

18.2.1
the Borrower and the Facility Agent (on behalf of and after consultation with all the Lenders) shall, on the request of the Facility Agent or the Borrower, negotiate in good faith with a view to agreeing such amendments to the financial ratios and/or the definitions of the terms used in Clause 19 (Financial covenants) as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement;

18.2.2	if amendments are agreed by the Borrower and the Majority Lenders within 25 days, those amendments shall take effect in accordance with the terms of that agreement; and

18.2.3	if such amendments are not so agreed within 25 days, the Borrower shall:

(a)	within 30 days after the end of that 25 day period; and

(b)	with all subsequent financial statements to be delivered to the Facility Agent under Clause 18.1,

deliver to the Facility Agent details of all such adjustments as need to be made to the relevant financial statements to bring them into line with the Companies Act 2006 (as in effect on the date of this Agreement) and Applicable Accounting Principles.

18.3	Compliance Certificate

18.3.1	The Borrower must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

18.3.2	Each Compliance Certificate must be signed by two directors of the Borrower.

18.4	Information - miscellaneous

The Borrower must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

18.4.1	copies of all documents despatched by the Borrower to its creditors generally (or any class of them) at the same time as they are despatched;

18.4.2
promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which might, if adversely determined, have a Material Adverse Effect;

18.4.3	promptly, details of the loss of any Licence or any communication from OFGEM or other government agency regarding any potential or threatened loss of any Licence;

18.4.4	promptly, details of any modification of an authorisation or other material regulatory notices received by any Distribution Company from OFGEM or any other government agency;

18.4.5
a copy of all material information relating to any matter which is reasonably likely to have a Material Adverse Effect which any Distribution Company supplies to, or receives from, any applicable regulatory body (including OFGEM) (at the same time as it is supplied to, or promptly following its receipt from, the applicable regulatory body);

18.4.6	written notice of the details of any proposed changes to the Licence as soon as reasonably practicable after becoming aware of the same (other than changes of a formal, minor or technical nature);

18.4.7	within five Business Days of receiving them, details of any change to the rating by Moody's or Standard & Poor's of the long-term, unsecured and non credit-enhanced debt obligations of the Borrower;

18.4.8
the Borrower shall deliver to the Facility Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Borrower), actuarial reports in relation to all pension schemes mentioned in sub-clause 20.15.2 of Clause 20.15 (Pensions). This obligation shall apply to only those pension schemes (or groups of the Electricity Supply Pension Scheme) of which the Borrower is at that time a participating employer and to those reports which have been provided to the Borrower; and

18.4.9	promptly on request, such further information regarding the financial condition, business and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

18.5	Notification of Default

18.5.1	The Borrower must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

18.5.2
Promptly on request by the Facility Agent, the Borrower must supply to the Facility Agent a certificate signed by two of its directors on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

18.6	Use of websites

18.6.1	Except as provided below, the Borrower may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(a)	the Facility Agent and the Lender agree;

(b)	the Borrower and the Facility Agent designate an electronic website for this purpose;

(c)	the Borrower notifies the Facility Agent of the address of and password for the website; and

(d)	the information posted is in a format agreed between the Borrower and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

18.6.2	Notwithstanding the above, the Borrower must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(a)	any Lender not agreeing to receive information via the website; and

(b)	any other Lender within ten Business Days of request by that Lender.

18.6.3	The Borrower must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(a)	the website cannot be accessed;

(b)	the website or any information on the website is infected by any electronic virus or similar software;

(c)	the password for the website is changed; or

(d)	any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in paragraphs (a) or (b) above occur, the Borrower must supply any information required under this Agreement in paper form.

18.7	Know your customer requirements

18.7.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Borrower after the date of this Agreement whether as a result of the Permitted Reorganisation or otherwise; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Facility Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.	FINANCIAL COVENANTS

19.1	Definitions

In this Clause:

"Cash" means, at any time, cash denominated in a currency of an Acceptable Jurisdiction in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable:

(i)	if that cash is deposited with a Lender, within 180 days after the relevant date of calculation; or

(ii)	if that cash is deposited with any other lender or financial institution, within 45 days after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security Interest over that cash other than Security Interests permitted under paragraph (b) of sub-clause 20.5.3 of Clause 20.5 (Negative pledge); and

(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility.

"Cash Equivalent Investments" means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)
any investment in marketable debt obligations issued or guaranteed by the government of an Acceptable Jurisdiction or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in an Acceptable Jurisdiction;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)
which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England (or their dematerialised equivalent) and accepted by an Acceptable Bank;

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited;

(ii)	which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above; and

(iii)	can be turned into cash on not more than 30 days' notice; or

(f)	any other debt security approved by the Majority Lenders,

in each case, denominated in a currency of an Acceptable Jurisdiction and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than Security Interests permitted under paragraph (b) of sub-clause 20.5.3 of Clause 20.5 (Negative pledge)).

"Consolidated EBITDA" means the consolidated net pre-taxation profits of the Group for a Measurement Period as adjusted by:

(a)	adding back Interest Payable;

(b)	taking no account of any exceptional or extraordinary item;

(c)	excluding any amount attributable to minority interests;

(d)	adding back depreciation and amortisation; and

(e)
taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period.

"Interest Payable" means, in relation to any Measurement Period, all interest payable and similar charges of the Group expressed in the relevant currency and determined on a consolidated basis in accordance with Applicable Accounting Principles but excluding interest payable or similar charges of the Group in relation to intra-Group items, loans from Affiliates and shareholder loans to the extent that such intra-Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed.

"Regulatory Asset Base" means at any date, the regulatory asset base of the Distribution Companies for such date as last determined and notified by OFGEM (interpolated as necessary and adjusted for additions to the regulatory asset base and adjusted as appropriate for out-turn inflation / regulatory depreciation).

"Total Net Debt" means, at any time, the consolidated Financial Indebtedness of the Group which is required to be accounted for as debt in the consolidated annual financial statements of the Group less the aggregate at such time of all Cash or Cash Equivalent Investments held by any member of the Group excluding intra-Group items, loans from Affiliates and shareholder loans to the extent that such intra-Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed.

19.2	Interpretation

19.2.1
Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

19.2.2	Any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of:

(a)
the Agent's Spot Rate of Exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

(b)
if the amount is to be calculated on the last day of a financial period of the Borrower, the relevant rates of exchange used by the Borrower in, or in connection with, its financial statements for that period.

19.2.3	No item must be credited or deducted more than once in any calculation under this Clause.

19.3	Interest cover

The Borrower must ensure that the ratio of Consolidated EBITDA to Interest Payable is not, on the last day of each Measurement Period, less than 3 to 1.

19.4	Asset Cover

The Borrower must ensure that on the last day of each Measurement Period, Total Net Debt does not exceed 85% of the Regulatory Asset Base.

19.5	Calculation of Interest Payable

For the purpose of the financial covenant set out in Clause 19.3 (Interest cover), in relation to any Measurement Period ending less than 12 months from the date of this Agreement, Interest Payable shall be calculated ignoring any amounts accrued before the date of this Agreement and in respect of the period after the date of this Agreement shall be increased by a factor of A/B where 'A' is 365 and 'B' is the total number of calendar days between the date of this Agreement and the last day of such Measurement Period.

20.	GENERAL COVENANTS

20.1	General

The Borrower agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each Distribution Company or each member of the Group, the Borrower must ensure that each Distribution Company or each of its Subsidiaries, as the case may be, performs that covenant.

20.2	Authorisations

The Borrower must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

20.3	Compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

20.4	Pari passu ranking

The Borrower must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

20.5	Negative pledge

In this Clause 20.5, "Quasi-Security" means an arrangement or transaction described in sub-clause 20.5.2 below.

20.5.1
Except as provided below, none of the Borrower, any Distribution Company nor any Holding Company of a Distribution Company may create or allow to exist any Security Interest or Quasi-Security on any of its assets.

20.5.2	Except as provided below, none of the Borrower, any Distribution Company nor any Holding Company of a Distribution Company may:

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

20.5.3	Sub-clauses 20.5.1 and 20.5.2 do not apply to:

(a)
any Security Interest or Quasi-Security created over the assets of or any shares or other ownership interests in any entity which becomes a member of the Group after the date of this Agreement as a result of a Permitted Acquisition;

(b)
any Security Interest or Quasi-Security created under or in connection with or arising out of the Balancing and Settlement Code or any transactions or arrangements entered into in connection with the management of risks relating thereto;

(c)
in respect of overdue amounts which have not been overdue for more than 30 days and/or are being contested in good faith, liens arising solely by operation of law or by order of a court or tribunal (or by an agreement of similar effect) and/or in the ordinary course of day to day business or operations;

(d)	any Security Interest or Quasi-Security arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary course of business or operations;

(e)
any Security Interest or Quasi-Security created on any asset acquired after the date of this Agreement for the sole purpose of financing or re-financing that acquisition and securing a principal, capital or nominal amount not exceeding the cost of that acquisition, provided that the Security Interest or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset;

(f)
any Security Interest or Quasi-Security outstanding on or over any asset acquired after the date of this Agreement and in existence at the date of such acquisition, provided that the Security Interest or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset;

(g)
any Security Interest or Quasi-Security created or outstanding on or over any asset of any company which becomes a Subsidiary of the Borrower after the date of this Agreement where such Security Interest or Quasi-Security is created prior to the date on which such company becomes a Subsidiary of the Borrower and is not created or increased in contemplation of such company being acquired and/or becoming a Subsidiary of the Borrower and the Security Interest or Quasi-Security is removed or discharged within 6 months of the date of such company becoming a Subsidiary of the Borrower;

(h)
any Security Interest or Quasi-Security created on any asset to secure any Financial Indebtedness incurred in connection with the financing of any asset or project in respect of which the repayment of that Financial Indebtedness is to be made from the revenues arising out of, or other proceeds of realisation from, that asset or project, with recourse to those revenues and proceeds and other assets used in connection with, or forming the subject matter of, that asset or project but without recourse (or with such limited recourse as the Majority Lenders may from time to time agree) to any other assets of the Group;

(i)	any netting arrangements under any swap or other hedging transaction which is on standard market terms;

(j)	any Security Interest or Quasi-Security created or outstanding with the prior approval of the Majority Lenders; and

(k)	any Security Interest or Quasi-Security created or outstanding on or over assets of:

(A)
the Borrower provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi-Security created or outstanding under this exception on or over such assets shall not at any time exceed £5,000,000 or its equivalent; and

(B)
a Distribution Company provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi-Security created or outstanding under this exception on or over such assets shall not at any time exceed £20,000,000 or its equivalent for each Distribution Company.

20.6	Disposals

20.6.1
Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets (other than cash).

20.6.2	Sub-clause 20.6.1 does not apply to:

(a)	any disposal made in the ordinary course of day to day business or operations of the disposing entity;

(b)	disposals on normal commercial terms of obsolete assets or assets no longer required for the purpose of the relevant Person's business or operations;

(c)	any realisation of investments acquired, purchased or made by the temporary application of funds not immediately required in the relevant Person's business or operations;

(d)
the exchange of assets for other assets of a similar or superior nature and value, or the sale of assets on normal commercial terms for cash which is payable in full on the completion of the sale and is to be, and is, applied in or towards the purchase of similar assets within 6 months;

(e)
the disposal of assets by one wholly-owned Subsidiary of the Borrower to another or (if the consideration for the disposal does not exceed a normal commercial consideration) to the Borrower by one of its Subsidiaries;

(f)
disposals in connection with sale-and-leaseback or sale and repurchase transactions or any other form of "off balance sheet" financing, provided that the aggregate book value (in the books of the disposing party) of all assets the subject of all such disposals made during the period commencing on the date of this Agreement and ending on the date when no amount remains to be lent or remains payable under this Agreement shall not exceed £100,000,000 or its equivalents;

(g)	any disposal which the Majority Lenders shall have agreed shall not be taken into account; and

(h)	any disposal of any assets (including shares) other than:

(A)	any shares held in any Distribution Company or in any Holding Company of a Distribution Company; and

(B)	any assets of a Distribution Company,

for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal of any such assets which is not permitted under any other paragraph of this sub-clause 20.6.2) does not exceed 10% of the Regulatory Asset Base (as defined in Clause 19.1 (Definitions)) at the relevant time.

20.7	Environmental matters

20.7.1
The Borrower will and will ensure that each Distribution Company will comply with all applicable Environmental Law and other regulations, orders or other law applicable to the conduct of the business of the supply or distribution of electricity, in each case, where failure to do so would have a Material Adverse Effect.

20.7.2	The Borrower will, promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against it or any Distribution Company which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any Distribution Company,

where the claim, if determined against that member of the Group, would have a Material Adverse Effect.

20.8	Insurance

Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as that member of the Group reasonably considers to be appropriate, having regard to the insurance arrangements of companies engaged in similar business.

20.9	Merger

The Borrower shall not enter into any amalgamation, demerger, merger, corporate reconstruction or reorganisation.

20.10	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.

20.11	Acquisitions

20.11.1
Except as provided below neither the Borrower nor any other member of the Group may acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).

20.11.2	Provided that no Event of Default is outstanding on the date of the acquisition or would occur as a result of the acquisition, sub-clause 20.11.1 does not apply to:

(a)
an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group as permitted under sub-clause 20.6.2 of Clause 20.6 (Disposals) above;

(b)	any Permitted Acquisition; or

(c)	any acquisition which the Majority Lenders shall have consented to in writing.

20.12	Prohibition on the Debt Purchase Transactions of the Group

The Borrower shall not, and shall procure that no other member of the Group shall, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) and (c) of the definition of Debt Purchase Transaction.

20.13	Prohibition on Subsidiary Financial Indebtedness

The Borrower shall procure that no member of the Group (other than the Borrower, any Distribution Company or any Subsidiary which is not a Holding Company of a Distribution Company) will incur or allow to remain outstanding any Financial Indebtedness (other than Financial Indebtedness owed to another member of the Group).

20.14	Arm's length transactions

The Borrower shall not (and shall ensure that no member of the Group shall) enter into any transactions with any other member of the PPL Group except on arm's length terms and for full market value (or on terms which are more favourable to the Group).

20.15	Pensions

20.15.1
The Borrower shall ensure that no action or omission is taken by any member of the Group in relation to a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme).

20.15.2
Except in respect of WPD South Wales Plc for the Western Power Utilities Pension Scheme, the Infralec 92 Scheme and the WPD Group Electricity Supply Pension Scheme (and in the case of merger, the CN Group of the ESPS) the Borrower shall ensure that no member of the Group is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

20.15.3
The Borrower shall promptly notify the Facility Agent of any material change in the rate of contributions payable  to any of the pension schemes mentioned in sub-clause 20.15.2 above paid or required (by law or otherwise).

20.15.4
The Borrower shall immediately notify the Facility Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group.

20.15.5	The Borrower shall immediately notify the Facility Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

20.16	Licence

The Borrower will procure that each Distribution Company will at all times:

20.16.1	comply with the terms of its Licence in all material respects;

20.16.2	without prejudice to the generality of sub-clause 20.16.1 above, comply with the ring fencing provisions of its Licence in all respects; and

20.16.3	not take any action or make any omission which is reasonably likely to result in the revocation or termination of its Licence.

20.17	Dividends and Distribution

The Borrower (and any other member of the Group) will be permitted, at any time, to:

(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

provided that the Borrower, prior to any action referred to in paragraphs (a) to (d) above being taken, delivers to the Facility Agent a Distribution Certificate, signed by two directors of the Borrower, certifying that, taking into account any such payment, the Borrower will be in compliance with its obligations under Clause 19 (Financial Covenants) on each of the next two Measurement Dates.

20.18	Anti-corruption law

20.18.1
The Borrower shall not (and shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

20.18.2	The Borrower shall (and shall ensure that each other member of the Group will):

(a)	conduct its business in compliance with applicable anti-corruption laws; and

(b)	maintain policies and procedures designed to promote and achieve compliance with such laws.

21.	DEFAULT

21.1	Events of Default

Each of the events set out in this Clause is an Event of Default.

21.2	Non-payment

The Borrower fails to pay any sum payable under any Finance Document when due unless its failure to pay is caused by:

21.2.1	administrative or technical error; or

21.2.2	a Disruption Event,

and payment is made within three Business Days of its due date.

21.3	Breach of other obligations

21.3.1	The Borrower does not perform or comply with its obligations under Clause 19 (Financial Covenants), Clause 20.5 (Negative pledge), Clause 20.6 (Disposals) or Clause 20.11 (Acquisitions).

21.3.2
The Borrower does not perform or comply with any of its other obligations under any Finance Document (other than those referred to in Clause 21.2 (Non-payment) and in sub-clause 21.3.1 above) in any material respect or any representation or warranty by the Borrower in this Agreement or in any document delivered under it is or proves to have been incorrect when made or deemed repeated, unless the non-compliance or circumstances giving rise to the misrepresentation, as the case may be, is capable of remedy and is not remedied within 15 Business Days of the earlier of the Facility Agent giving notice requiring the same to be remedied and the Borrower becoming aware of such non-compliance or misrepresentation, as the case may be.

21.4	Cross-default

21.4.1	Any Financial Indebtedness of the Borrower or any Distribution Company is not paid when due nor within any originally applicable grace period.

21.4.2
Any Financial Indebtedness of the Borrower or any Distribution Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

21.4.3
Any commitment for any Financial Indebtedness of the Borrower or any Distribution Company is cancelled or suspended by a creditor of that member of the Group as a result of an event of default (however described).

21.4.4
Any creditor of the Borrower or any Distribution Company becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

21.4.5
No Event of Default will occur under this Clause 21.4 unless and until the aggregate amount of such Financial Indebtedness falling within sub-clauses 21.4.1 to 21.4.4 above is more than £20,000,000 or its equivalent in any other currency or currencies.

21.5	Insolvency

21.5.1	Any of the following occurs in respect of the Borrower:

(a)	it is unable to pay its debts generally as they fall due or it is deemed by a court of competent jurisdiction to be insolvent;

(b)	it suspends making payments on all or any class of its debts or publicly announces an intention to do so;

(c)	by reason of actual or anticipated financial difficulties, it begins negotiations with all or any class of its creditors for the general rescheduling of its indebtedness; or

(d)	a moratorium is declared in respect of any of its indebtedness.

21.5.2	If a moratorium occurs in respect of the Borrower, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

21.6	Insolvency proceedings

21.6.1	Except as provided below, any of the following occurs in respect of the Borrower:

(a)	a suspension of payments, a moratorium of any indebtedness or a reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(b)	any person presents a petition for its winding-up, administration or dissolution;

(c)	an order for its winding-up, administration or dissolution is made;

(d)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(e)
its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer;

(f)	enforcement of any Security over any of its assets; or

(g)	any other analogous step or procedure is taken in any jurisdiction.

21.6.2	Sub-clause 21.6.1 does not apply to:

(a)	a petition for winding-up presented by a creditor which is being actively contested in good faith and with due diligence and with a reasonable prospect of success; or

(b)	a voluntary solvent winding-up, amalgamation, reconstruction or reorganisation or otherwise part of a solvent scheme of arrangement, in each case which is on terms approved by the Majority Lenders.

21.7	Creditors' process

A distress, attachment, execution or other legal process material in relation to the Borrower's ability to perform its payment obligations under this Agreement is levied, enforced or sued out on or against the assets of the Borrower and is not discharged or stayed within 30 days.

21.8	Licence

Either:

21.8.1	notice is given to revoke or terminate any Licence unless such termination is being contested in good faith and such notice is revoked or cancelled within 14 days of notice being given; or

21.8.2	any Licence is revoked,

in either case, other than in circumstances which permit the Borrower or the relevant Distribution Company to carry on the distribution business of the relevant Distribution Company either without a licence as a result of any change in the Act or regulatory regime or with a new licence, permitting the distribution of electricity in the authorised areas covered by the relevant Licence, issued under the Act or pursuant to the Utilities Act, 2000.

21.9	Balancing and Settlement Code

21.9.1
any Distribution Company ceases to be a party to the Balancing and Settlement Code Framework Agreement other than in circumstances where that Distribution Company is able to carry on its distribution business; or

21.9.2	any Distribution Company breaches the Balancing and Settlement Code and such breach has or is reasonably likely to have a Material Adverse Effect.

21.10	Unlawfulness and invalidity

21.10.1	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents in any material respect.

21.10.2
Any obligation or obligations of the Borrower under any Finance Documents  are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

21.11	Cessation of business

The Borrower or any Distribution Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal permitted by Clause 20.6 (Disposals).

21.12	Repudiation and rescission of agreements

The Borrower (or any other relevant party other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

21.13	Ownership of the Distribution Companies

The Borrower ceases to own (directly or indirectly) 100% of the shares in any Distribution Company.

21.14	Material Adverse Effect

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

21.15	Acceleration

If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Borrower:

21.15.1	cancel the Total Commitments; and/or

21.15.2	declare that all or part of any amounts outstanding under the Finance Documents are:

(a)	immediately due and payable; and/or

(b)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

Any notice given under this sub-clause will take effect in accordance with its terms.

22.	THE ADMINISTRATIVE PARTIES

22.1	Appointment and duties of the Facility Agent

22.1.1	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

22.1.2	Each Finance Party irrevocably authorises the Facility Agent to:

(a)
perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(b)	execute each Finance Document expressed to be executed by the Facility Agent.

22.1.3	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

22.1.4
The Facility Agent shall provide to the Borrower within three Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

22.2	Role of the Arranger

Except as specifically provided in the Finance Documents, neither the Arranger nor any Co-ordinator has any obligations of any kind to any other Party in connection with any Finance Document.

22.3	No fiduciary duties

Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person and no Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4	Individual position of an Administrative Party

22.4.1
If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

22.4.2	Each Administrative Party may:

(a)	carry on any business with the Borrower or its related entities (including acting as an agent or a trustee for any other financing); and

(b)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with the Borrower or its related entities.

22.5	Reliance

The Facility Agent may:

22.5.1	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

22.5.2	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

22.5.3	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

22.5.4	act under the Finance Documents through its personnel and agents.

22.6	Majority Lenders' instructions

22.6.1
The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

22.6.2	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

22.6.3
The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

22.7	Responsibility

22.7.1	No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(a)	any Finance Document or any other document; or

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

22.7.2	Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(a)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Borrower and its related entities and the nature and extent of any recourse against any Party or its assets); and

(b)	has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

22.7.3

(a)	Nothing in this Agreement will oblige the Facility Agent to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(b)
Each Finance Party confirms to the Facility Agent that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

22.8	Exclusion of liability

22.8.1
The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

22.8.2
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent, if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

22.8.3
No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.  Any officer, employee or agent of the Facility Agent may rely on this sub-clause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

22.9	Default

22.9.1	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

22.9.2	If the Facility Agent:

(a)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(b)	is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

it must promptly notify the Lenders.

22.10	Information

22.10.1	The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

22.10.2
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

22.10.3	Except as provided above, the Facility Agent has no duty:

(a)
either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of the Borrower or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(b)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from the Borrower.

22.10.4
In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

22.10.5
The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

22.10.6	The Borrower irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

22.10.7
Without prejudice to the generality of the foregoing, the Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrower and shall disclose the same upon the written request of the Borrower or the Majority Lenders.

22.11	Indemnities

22.11.1
Without limiting the liability of the Borrower under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct or to the extent that the Facility Agent has been reimbursed in full by the Borrower for such loss or liability.

22.11.2	The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

22.11.3	The Borrower must indemnify the Facility Agent against any loss or liability properly incurred by the Facility Agent as a result of:

(a)	investigating any event which the Facility Agent reasonably believes to be a Default; or

(b)	acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

22.12	Compliance

The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

22.13	Resignation of the Facility Agent

22.13.1	The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Borrower.

22.13.2	Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

22.13.3	If no successor Facility Agent has been appointed under sub-clause 22.13.2 above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

22.13.4	The person(s) appointing a successor Facility Agent must, if practicable, consult with the Borrower prior to the appointment. Any successor Facility Agent must have an office in the U.K.

22.13.5
The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term "Facility Agent" will mean the successor Facility Agent.

22.13.6
The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

22.13.7
Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to sub-clause 22.13.6 above, it will have no further obligations under any Finance Document.

22.14	Replacement of the Facility Agent

22.14.1
After consultation with the Borrower, the Majority Lenders may, by giving 30 days' notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent (acting through an office in the United Kingdom).

22.14.2
The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

22.14.3
The replacement of the Facility Agent and the appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent.  As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 22 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

22.14.4	Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

22.15	Relationship with Lenders

22.15.1
Subject to Clause 28.9 (Pro rata interest settlement), the Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

22.15.2	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

22.15.3
The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request.  The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

22.16	Facility Agent's management time

If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party.  This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

22.17	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.18	Subordination Deed

The Lenders expressly authorise the Facility Agent, at the request of the Company, to enter into a Subordination Deed in respect of any intra-Group items, loans from Affiliates and shareholder loans made to any member of the Group.

23.	EVIDENCE AND CALCULATIONS

23.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

23.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

24.	FEES

24.1	Agency fee

The Borrower must pay to the Facility Agent for its own account an annual agency fee in the manner agreed between the Facility Agent and the Borrower.

24.2	Upfront fees

The Borrower must pay the upfront fees in the manner agreed between the relevant Administrative Parties and the Borrower.

24.3	Commitment fee

24.3.1
The Borrower must pay a commitment fee computed at the rate of 40 per cent. of the applicable Margin on the undrawn, uncancelled amount of each Lender's Commitment for the Availability Period calculated from the date of this Agreement.

24.3.2
The commitment fee is payable quarterly in arrears during the Availability Period and on the last day of the Availability Period. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

24.3.3	No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

24.4	Utilisation fee

24.4.1
The Borrower must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of 0.20 per cent. per annum on the aggregate principal amount of the Loans for each day on which the aggregate amount of all Loans exceeds 33.34 per cent. of the Total Commitments but is lower than or equal to 66.67 per cent. of the Total Commitments.

24.4.2
The Borrower must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of 0.40 per cent. per annum on the aggregate principal amount of the Loans for each day on which the aggregate amount of all Loans exceeds 66.67 per cent. of the Total Commitments. For the avoidance of doubt, the fee described in sub-clause 24.4.1 above is not payable in respect of any day for which the fee described in this sub-clause 24.4.2 is payable.

24.4.3	Utilisation fee is payable on the amount of each Lender's share in the Loans.

24.4.4	Accrued utilisation fee is payable quarterly in arrears. Accrued utilisation fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

25.	INDEMNITIES AND BREAK COSTS

25.1	Currency indemnity

25.1.1	The Borrower must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a)	that Finance Party receiving an amount in respect of the Borrower's liability under the Finance Documents; or

(b)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

25.1.2
Unless otherwise required by law, the Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2	Other indemnities

The Borrower shall within 15 days of demand indemnify the Facility Agent and each Lender against any funding or other cost, loss, expense or liability in an amount certified by it in reasonable detail (together with documentation in support) sustained or incurred by it as a direct result of:

25.2.1	the occurrence of any Event of Default;

25.2.2	(other than by reason of negligence or default by a Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

25.2.3
the receipt or recovery by any party (or the Facility Agent on its behalf) of all or any part of a Loan or overdue sum due from the Borrower otherwise than on the Final Maturity Date or Maturity Date of that Loan or, in the case of an overdue sum, the last day of an interest period relating to that overdue sum, as the case may be or a Loan or any part thereof not being prepaid in accordance with a notice of prepayment.

25.3	Break Costs

25.3.1	The Borrower must pay to each Lender its Break Costs within three Business Days of demand.

25.3.2	Break Costs are the amount (if any) determined by the relevant Lender by which:

(a)
the interest (excluding Margin and Mandatory Costs) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

25.3.3	Each Lender must supply to the Facility Agent for the Borrower details of the amount of any Break Costs claimed by it under this Clause.

26.	EXPENSES

26.1	Initial costs

The Borrower must pay to each Administrative Party promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

26.2	Subsequent costs

The Borrower must pay to the Facility Agent promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

26.2.1	the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement and the syndication of the facility; and

26.2.2	any amendment, waiver or consent requested by or on behalf of the Borrower or specifically allowed by this Agreement.

26.3	Enforcement costs

The Borrower must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

27.	AMENDMENTS AND WAIVERS

27.1	Procedure

27.1.1
Except as provided in this Clause 27, any term of the Finance Documents may be amended or waived with the agreement of the Borrower and the Majority Lenders.  The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

27.1.2	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under sub-clause 27.1.1 above. Any such amendment or waiver is binding on all the Parties.

27.2	Exceptions

27.2.1	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of Majority Lenders in Clause 1.1 (Definitions);

(b)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(d)	an increase in, or an extension of, a Commitment or the Total Commitments or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(e)	a term of a Finance Document which expressly requires the consent of each Lender;

(f)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

(g)	Clause 8.1 (Mandatory prepayment – illegality) or Clause 8.2 (Mandatory prepayment – change of control); or

(h)	this Clause,

may only be made with the consent of all the Lenders.

27.2.2	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

27.3	Disenfranchisement of Defaulting Lenders

27.3.1
For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments will be reduced by the amount of its Available Commitment.

27.3.2	For the purposes of this Clause 27.3, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(a)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(b)
any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred where, in the case of the events or circumstances referred to in paragraph (a), none of the exceptions to that paragraph apply, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

27.4	Replacement of a Defaulting Lender

27.4.1	The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days' prior written notice to the Facility Agent and such Lender:

(a)
replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 28 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement; or

(b)	require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 28 (Changes to the Parties) all (and not part only) of the undrawn Commitment of the Lender, to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrower, and which is acceptable to the Facility Agent (acting reasonably) (unless the Facility Agent is an Impaired Agent), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 28.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

27.4.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(a)	the Borrower shall have no right to replace the Facility Agent;

(b)	neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(c)	the transfer must take place no later than 14 days after the notice referred to in sub-clause 27.4.1 above; and

(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

27.5	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) determines is necessary to reflect the change.

27.6	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

27.6.1	may be exercised as often as necessary;

27.6.2	are cumulative and not exclusive of its rights under the general law; and

27.6.3	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

28.	CHANGES TO THE PARTIES

28.1	Assignments and transfers by the Borrower

The Borrower may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders unless the assignment or transfer is to effect and complete a Permitted Reorganisation.

28.2	Assignments and transfers by Lenders

28.2.1
A Lender (the "Existing Lender") may, subject to the following provisions of this Clause 28, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any bank, financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

28.2.2
Unless the Borrower and the Facility Agent otherwise agree, an assignment or  transfer of part of a Commitment or rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of £5,000,000.

28.2.3
An Existing Lender must consult with the Borrower for no more than five Business Days before it may make an assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or an Event of Default has occurred and is outstanding.

28.2.4
The Facility Agent is not obliged to accept an assignment or to execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction.  The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

28.2.5	An assignment of rights or a transfer of rights and obligations will be effective only if either:

(a)	the obligations are novated in accordance with the following provisions of this Clause 28; or

(b)
the New Lender confirms to the Facility Agent and the Borrower in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender.  On the assignment or transfer becoming effective in this manner the Existing Lender will be released from its rights and obligations under this Agreement to the extent that they are transferred to the New Lender.

28.2.6	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of £1,750.

28.2.7	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.3	Procedure for transfer by way of novations

28.3.1	A novation is effected if:

(a)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(b)	the Facility Agent executes it.

Subject to sub-clause 28.2.4 of Clause 28.2 (Assignments and transfers by Lenders), the Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

28.3.2	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

28.3.3	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(a)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(b)	the Existing Lender will be released from those obligations and cease to have those rights.

28.4	Limitation of responsibility of Existing Lender

28.4.1	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(a)	any Finance Document or any other document; or

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

28.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Borrower and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(b)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

28.4.3	Nothing in any Finance Document requires an Existing Lender to:

(a)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(b)	support any losses incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under any Finance Document or otherwise.

28.5	Costs resulting from change of Lender or Facility Office

If:

28.5.1	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

28.5.2
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 28.5 shall not apply:

(i)	in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility; or

(ii)
in relation to Clause 12 (Tax gross-up and indemnities), to a Treaty Lender that has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with sub-clause 12.6.1 of Clause 12.6 (HMRC DT Treaty Passport scheme confirmation) if the Borrower making the payment has not complied with its obligations under sub-clause 12.6.2 of Clause 12.6 (HMRC DT Treaty Passport scheme confirmation).

28.6	Changes to the Reference Banks

28.6.1
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.6.2
If a Reference Bank ceases to have a London office or novates or assigns all its rights and obligations under this Agreement or if any Commitments of any Reference Bank are cancelled or if Loans it has advanced are prepaid it shall be replaced as a Reference Bank by such other Lender or an Affiliate of a Lender with an office in London as the Facility Agent (after consultation with the Borrower) shall designate by notice to the Borrower and the Lenders.

28.7	Copy of Transfer Certificate or Increase Confirmation to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate or Increase Confirmation.

28.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 28, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

28.8.1	any charge, assignment or other security to secure obligations to a federal reserve, central bank, governmental authority, agency or department (including Her Majesty’s Treasury); and

28.8.2
in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall:

(a)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; or

(b)	require any payments to be made by the Borrower or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

28.9	Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.3 (Procedure for transfer by way of novations) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of a Term):

28.9.1
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Term (or, if the Term is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Term); and

28.9.2	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

28.10	Disenfranchisement on Debt Purchase Transactions entered into by Relevant Persons

28.10.1
For so long as a Holding Company of the Borrower or any of such Holding Company's Affiliates other than a member of the Group (a "Relevant Person") (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(a)
in ascertaining the Majority Lenders or whether any given percentage (including for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(b)
for the purposes of Clause 26.2 (Exceptions), such Relevant Person or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a Relevant Person it is a Lender by a virtue otherwise than by beneficially owning the relevant Commitment).

28.10.2
Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Relevant Person (a "Notifiable Debt Purchase Transaction"), such notification to be substantially in the form set out in Part I of Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).

28.10.3	A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(a)	is terminated; or

(b)	ceases to be with a Relevant Person,

such notification to be substantially in the form set out in Part II of the Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).

28.10.4	Each Relevant Person that is a Lender agrees that:

(a)
in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(b)
in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the request of, or on the instructions of, the Facility Agent or one or more of the Lenders.

29.	CONFIDENTIALITY AND DISCLOSURE OF INFORMATION

29.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information) and Clause 29.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

29.2	Disclosure of Confidential Information

Any Finance Party may disclose:

29.2.1
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this sub-clause 29.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

29.2.2	to any person:

(a)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(b)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(c)
appointed by any Finance Party or by a person to whom paragraphs (a) or (b) of sub-clause 29.2.2 above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (a) or (b) of sub-clause 29.2.2 above;

(e)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates security (or may do so) pursuant to Clause 28.8 (Security over Lenders' rights);

(g)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(h)	who is a Party; or

(i)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)
in relation to paragraphs (a), (b) and (c) of sub-clause 29.2.2 above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)
in relation to paragraph (d) of sub-clause 29.2.2 above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)
in relation to paragraphs (e), (f) and (g) of sub-clause 29.2.2 above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

29.2.3
to any person appointed by that Finance Party or by a person to whom paragraph (a) or (b) of sub-clause 29.2.2 above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this sub-clause 29.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

29.2.4
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

29.3	Disclosure to numbering service providers

29.3.1
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information:

(a)	name of the Borrower;

(b)	country of domicile of the Borrower;

(c)	place of incorporation of the Borrower;

(d)	date of this Agreement;

(e)	the names of the Facility Agent and the Arranger;

(f)	date of each amendment and restatement of this Agreement;

(g)	amount of Total Commitments;

(h)	currency of the Facility;

(i)	type of the Facility;

(j)	ranking of Facility;

(k)	Final Maturity Date for the Facility;

(l)	changes to any of the information previously supplied pursuant to paragraphs (a) to (k) above; and

(m)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

29.3.2
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

29.3.3	The Borrower represents that none of the information set out in paragraphs (a) to (m) of sub-clause 29.3.1 above is, nor will at any time be, unpublished price-sensitive information.

29.3.4	The Facility Agent shall notify the Borrower and the other Finance Parties of:

(a)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or the Borrower; and

(b)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Borrower by such numbering service provider.

30.	SET-OFF

A Finance Party may set off any matured obligation owed to it by the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	PRO RATA SHARING

31.1	Redistribution

If any amount owing by the Borrower under this Agreement to a Lender (the "recovering Lender") is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a "recovery"), then:

31.1.1	the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

31.1.2
the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

31.1.3	the recovering Lender must pay to the Facility Agent an amount equal to the excess (the "redistribution").

31.2	Effect of redistribution

31.2.1	The Facility Agent must treat a redistribution as if it were a payment by the Borrower under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

31.2.2	When the Facility Agent makes a distribution under sub-clause 31.2.1 above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

31.2.3
If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under sub-clause 31.2.2 above, the Borrower will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2.4	If:

(a)	a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to the Borrower; and

(b)	the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution.  In this event, the subrogation in sub-clause 31.2.2 above will operate in reverse to the extent of the reimbursement.

31.3	Exceptions

Notwithstanding any other term of this Clause 31, a recovering Lender need not pay a redistribution to the extent that:

31.3.1	it would not, after the payment, have a valid claim against the Borrower in the amount of the redistribution; or

31.3.2	it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(a)	the recovering Lender notified the Facility Agent of those proceedings; and

(b)
the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

32.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

32.1.1	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

32.1.2	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.	NOTICES

34.1	In writing

34.1.1	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(a)	in person, by post, or fax or any other electronic communication approved by the Facility Agent; or

(b)	if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

34.1.2	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

34.1.3	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2	Contact details

34.2.1
Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

34.2.2	The contact details of the Borrower for this purpose are:

Address:	Avonbank, Feeder Road, Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354
E-mail:	jhunt9@wsternpower.co.uk
Attention:	Julie Hunt

The contact details of the Facility Agent for this purpose are:

Address:	Mizuho Corporate Bank, Ltd. Bracken House One Friday Street London EC4M 9JA
Fax number:	+44 207 012 4053
E-mail:	Dawn.halstead@mhcb.co.uk
Attention:	Loan Agency

34.2.3	Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

34.2.4	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

34.3	Effectiveness

34.3.1	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(a)	if delivered in person, at the time of delivery;

(b)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(c)	if by fax, when received in legible form.

34.3.2
A communication given under sub-clause 34.3.1 above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

34.3.3	A communication to the Facility Agent will only be effective on actual receipt by it.

34.4	The Borrower

All formal communication under the Finance Documents to or from the Borrower must be sent through the Facility Agent.

34.5	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

35.	LANGUAGE

35.1.1	Any notice given in connection with a Finance Document must be in English.

35.1.2	Any other document provided in connection with a Finance Document must be:

(a)	in English; or

(b)
(unless the Facility Agent otherwise agrees) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a statutory or other official document.

36.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

37.	ENFORCEMENT

37.1	Jurisdiction

37.1.1
The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document including a dispute relating to any non-contractual obligation arising out of or in connection with this Agreement.

37.1.2
The English courts are the most appropriate and convenient courts to settle any such dispute and the Borrower waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

37.1.3	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(a)	proceedings in any other court; and

(b)	concurrent proceedings in any number of jurisdictions.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
ORIGINAL PARTIES

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Barclays Bank PLC	£30,000,000
Commonwealth Bank of Australia	£30,000,000
HSBC Bank plc	£30,000,000
Lloyds TSB Bank plc	£30,000,000
Mizuho Corporate Bank, Ltd.	£30,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	£30,000,000
The Royal Bank of Scotland plc	£30,000,000
Total	£210,000,000

SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS

The Borrower

1.	A certified copy of the constitutional documents of the Borrower.

2.	A certified copy of a resolution of the board of directors or a committee of the board of directors of the Borrower approving the terms of, and the transactions contemplated by, the Finance Documents.

3.
A specimen of the signature of each person authorised on behalf of the Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.	A certificate of the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing limit binding on the Borrower to be exceeded.

5.
A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Legal opinions

6.	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent addressed to the Finance Parties.

Other documents and evidence

7.	Evidence that all fees and expenses then due and payable from the Borrower under this Agreement have been or will be paid no later than the first Drawdown Date.

8.	The Original Financial Statements.

9.	The Information Package.

10.
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent notifies the Borrower is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

11.
Evidence that (i) any amounts outstanding under the Existing RCF have been or will, on the advance of the first Loan under this Agreement, be repaid in full, and (ii) all commitments under the Existing RCF have been or will, on the advance of the first Loan under this Agreement irrevocably cancelled in full.

SCHEDULE 3
REQUESTS

To:	Mizuho Corporate Bank, Ltd. as Facility Agent
From:	PPL WW Holdings Ltd.
Date:	[•]

PPL WW Holdings Ltd. - £210,000,000 Revolving Facility Agreement dated [•] 2012 (as amended and restated from time to time) (the "Agreement")

1.	We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Drawdown Date: [•]

(b)	Amount: [•]

(c)	Term: [•]

(d)	Currency: [•]

3.	Our payment instructions are: [•]

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan][The proceeds of this Loan should be credited to [account]].

6.	We confirm that as at [relevant testing date] Consolidated EBITDA was [•] and Interest Payable was [•]; therefore, the ratio of Consolidated EBITDA to Interest Payable was [•] to 1.

7.	We confirm that as at [relevant testing date] Regulatory Asset Base was [•] and Total Net Debt was [•]; therefore, Total Net Debt does not exceed an amount equal to 85% of the Regulatory Asset Base.

8.	This Request is irrevocable.

By:

PPL WW HOLDINGS LTD.

SCHEDULE 4
CALCULATION OF THE MANDATORY COST

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Term (or as soon as possible thereafter)  the Facility Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent.  This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a) in relation to a Sterling Loan:

AB + C(B - D) + E x 0.01 100 - (A + C)	per cent annum

(b) in relation to a Loan in any currency other than sterling:

E x 0.01 300	per cent. per annum

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in sub-clause 9.3.1 of Clause 9.3 (Interest on overdue amounts)) payable for the relevant Term on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules  and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

(e)	"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by  the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies  the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.
The Facility Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:	Mizuho Corporate Bank, Ltd. as Facility Agent
From:	[THE EXISTING LENDER] (the "Existing Lender") and [THE NEW LENDER] (the "New Lender")
Date:	[•]

PPL WW Holdings Ltd. - £210,000,000 Revolving Facility Agreement dated [•] 2012 (as amended and restated from time to time) (the "Agreement")

We refer to the Agreement.  This is a Transfer Certificate.

1.
The Existing Lender transfers by novation to the New Lender all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [•].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	The New Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].*

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]**

6.
[The New Lender confirms (for the benefit of the Facility Agent and without liability to the Borrower) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]), and is tax resident in [•] *** so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax and notifies the Borrower that the Borrower must make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.]****

NOTES:

*	Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.
**	Include if Increase Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 12.1 (Definitions).
***	Insert jurisdiction of tax residence.
****	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:
The Transfer Date is confirmed by the Facility Agent as [•].

[•]

By:

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE

To:	Mizuho Corporate Bank, Ltd. as Facility Agent
From:	PPL WW Holdings Ltd.
Date:	[•]
PPL WW Holdings Ltd. - £210,000,000 Revolving Facility Agreement dated [•] 2012 (as amended and restated from time to time) (the "Agreement")

1.	We refer to the Agreement. This is a Compliance Certificate.

2.	We confirm that as at [relevant testing date], Consolidated EBITDA was [•] and Interest Payable was [•], therefore the ratio of Consolidated EBITDA to Interest Payable was [•] to 1.

3.	We confirm that as at [relevant testing date], Regulatory Asset Base was [•] and Total Net Debt was [•]; therefore Total Net Debt does not exceed 85% of the Regulatory Asset Base.

4.	We set out below calculations establishing the figures in paragraphs 2 and 3 above:

[•].

5.	[We confirm that no Default is outstanding as at [relevant testing date].]1

PPL WW HOLDINGS LTD.

By:

Director

Director

1	If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SCHEDULE 7
FORM OF INCREASE CONFIRMATION

To:	Mizuho Corporate Bank, Ltd. as Facility Agent, and PPL WW Holdings Ltd. as Borrower
From:	[the Increase Lender] (the "Increase Lender")
Dated:	[•]
PPL WW Holdings Ltd. - £210,000,000 Revolving Facility Agreement dated [•] 2012 (as amended and restated from time to time) (the "Agreement")

1.
We refer to the Agreement. This is an Increase Confirmation.  Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase) of the Agreement.

3.
In accordance with the terms of the Agreement, the Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an Original Lender under the Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [•].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 2.2 (Increase).

8.	The Increase Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].*

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(1)           a company so resident in the United Kingdom; or

(2)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]**

10.
[The Increase Lender confirms (for the benefit of the Facility Agent and without liability to the Borrower) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]), and is tax resident in [•] *** so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax and notifies the Borrower that the Borrower must make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.]****

NOTES:

*	Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.
**	Include if Increase Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 12.1 (Definitions).
***	Insert jurisdiction of tax residence.
****	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

11.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

12.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

SCHEDULE 8
TIMETABLES

	Loans in euro	Loans in sterling	Loans in other currencies
Facility Agent notifies the Borrower if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	D-10 10 a.m.	N/A	D-10 10:00 a.m.
Delivery of a duly completed Request in accordance with Clause 5.1 (Giving of Requests)	D-3 10.00am	D-1 10.00am	D-3 10.00am
Facility Agent determines (in relation to a Loan) the Base Currency Amount of the Loan, if required under Clause 5.4 (Advance of Loan) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Advance of Loan)

	D-3 4.00pm	D-1 4.00pm	D-3 4.00pm
Facility Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	D-2 9.00am	D 10.00am	D-2 10.00am
Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	D-2 4.00pm	D 4.00pm	D-2 4.00pm
LIBOR or EURIBOR is fixed	Rate Fixing Day as of 11:00 a.m. London time in respect of LIBOR and as of 11:00 a.m. (Brussels time) in respect of EURIBOR	Rate Fixing Day as of 11:00 a.m.	Rate Fixing Day as of 11:00 a.m.
"D" = date of drawdown

"D- X"= Business Days prior to date of drawdown

SCHEDULE 9
FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

PART I
FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION

To:	[ ] as Facility Agent
From:	[The Lender]
Dated:

PPL WW Holdings Ltd. - £210,000,000 Revolving Facility
dated [                                ] (the "Facilities Agreement")

1.
We refer to paragraph (b) of clause 28.10 (Disenfranchisement on Debt Purchase Transactions entered into by Relevant Persons) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to [insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

PART II
FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION/NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO BE WITH RELEVANT PERSON

To:	[ ] as Agent
From:	[The Lender]
Dated:

PPL WW Holdings Ltd. - £210,000,000 Facility Agreement
dated [                                ] (the "Facilities Agreement")

1.
We refer to paragraph (c) of clause 28.10 (Disenfranchisement on Debt Purchase Transactions entered into by Relevant Persons) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ • ] has [terminated]/[ceased to be with a Relevant Person].

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to [insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is confirmed as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [•].

Facility Agent

By:

as Facility Agent for and on behalf of each of the parties to the Agreement (other than the Increase Lender)

SCHEDULE 10
FORM OF SUBORDINATION DEED

THIS SUBORDINATION DEED is entered into as a deed on [                                 ], 2012 and is made BETWEEN:

(1)	PPL WW HOLDINGS LTD. (registered number 04267536) (the Company);

(2)	[SUBORDINATED CREDITOR] (the Subordinated Creditor); and

(3)	MIZUHO CORPORATE BANK, LTD., as Facility Agent acting on behalf of the Lenders (each as defined below) (the Facility Agent).

1.	INTERPRETATION

1.1	Definitions

In this Deed:

Agreement means the £210,000,000 Multicurrency Revolving Facility Agreement dated [●] 2012 between, amongst others, PPL WW Holdings Ltd. as the Company and Mizuho Corporate Bank, Ltd. as Facility Agent.

Certificate means a document substantially in the form set out in Annex 2 (Form of Certificate).

Party means a party to this Deed.

Permitted Subordinated Debt Payment means:

(a)	the repayment or prepayment of any principal amount (or capitalised interest) outstanding under the Subordinated Finance Document;

(b)	the payment of any interest, fee or charge accrued or due under or any other amount payable in connection with the Subordinated Finance Document; or

(c)	the purchase, redemption, defeasance or discharge of any amount outstanding under the Subordinated Finance Document,

provided that the Company, prior to any action referred to in paragraphs (a) to (c) above being taken, delivers to the Facility Agent a Certificate, signed by two directors of the Company, certifying that, taking into account any such action, the Company will be in compliance with its obligations under Clause 19 (Financial Covenants) of the Agreement on each of the next two Measurement Dates.

Senior Debt means any present or future liability (actual or contingent) payable or owing by the Company to a Finance Party under or in connection with the Finance Documents.

Senior Debt Discharge Date means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full and no Finance Party has any commitment or liability, whether present or future, actual or contingent, in relation to the Facility, as determined by the Facility Agent.

Subordinated Creditor Accession Deed means a deed substantially in the form set out in Annex 1 (Form of Subordinated Creditor Accession Deed).

Subordinated Debt means any present or future liability (actual or contingent) payable or owing by the Company to the Subordinated Creditor under or in connection with any Subordinated Finance Document.

Subordinated Finance Document means [●].

1.2	Construction

(a)	Capitalised terms defined in the Agreement have the same meaning in this Deed, unless given a different meaning in this Deed.

(b)	The principles of construction set out in the Agreement will have effect as if set out in this Deed.

(c)	Any undertaking by the Subordinated Creditor in this Deed remains in force from the date of this Deed to the Senior Debt Discharge Date.

1.3	Third Party rights

Unless otherwise indicated and save in respect of any other creditor under any of the Finance Documents, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (or any other applicable law) to enforce any term of this Deed.

2.	SUBORDINATION

2.1	Ranking

Each of the Parties hereby agrees that the Senior Debt, whether secured or unsecured, shall rank senior in priority to the Subordinated Debt.

2.2	Undertakings of the Company

The Company must not without the prior consent of the Lenders:

(a)	make any payment whatsoever in respect of the Subordinated Debt other than a Permitted Subordinated Debt Payment; or

(b)	secure, in any manner, all or any part of the Subordinated Debt; or

(c)	defease, in any manner, all or any part of the Subordinated Debt; or

(d)
give any financial support (including the taking of any participation, the giving of any guarantee or other assurance or the making of any deposit) to any person in connection with all or any part of the Subordinated Debt; or

(e)	procure any other person to do any of the acts or take any of the actions referred to paragraphs (a) to (d) above.

2.3	Undertakings of the Subordinated Creditor

(a)	The Subordinated Creditor will not without the prior written consent of the Lenders:

(i)
allow to exist or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of all or any of the Subordinated Debt or all or any rights which it may have against the Company in respect of all or any part of the Subordinated Debt; or

(ii)	take or omit to take any action or step whereby the subordination of all or any of the Subordinated Debt might be terminated, impaired or adversely affected.

(b)	The Subordinated Creditor will not without the prior written consent of the Lenders receive any payment save where such payment is a Permitted Subordinated Debt Payment.

(c)	The Subordinated Creditor will not without the prior written consent of the Lenders:

(i)
demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Subordinated Debt or enforce the Subordinated Debt by execution or otherwise;

(ii)	initiate or support or take any steps with a view to, or which may lead to:

I.	any insolvency, liquidation, reorganisation, administration or dissolution proceedings;

II.	any voluntary arrangement or assignment for the benefit of creditors; or

III.	any similar proceedings,

involving the Company or any of its Subsidiaries, whether by petition, convening a meeting, voting for a resolution or otherwise;

(iii)	bring or support any legal proceedings against the Company or any of its Subsidiaries; or

(iv)	otherwise exercise any remedy for the recovery of all or any part of the Subordinated Debt (including, without limitation, the exercise of any right of set-off, counterclaim or lien).

(d)
If the Subordinated Creditor receives any payment which is in breach of any Finance Document, it shall hold such sums on trust for the Facility Agent (acting on behalf of the Lenders) and pay them immediately to the Facility Agent (acting on behalf of the Lenders) to be applied against the Senior Debt.

(e)
The Subordinated Creditor and the Company hereby agree for the benefit of the Facility Agent and the Lenders that, notwithstanding the terms of the Subordinated Finance Document and any agreement relating to the Subordinated Debt, the Subordinated Debt is made available on terms such that it is not, save for a Permitted Subordinated Debt Payment  or otherwise with the consent of the Lenders, repayable unless and until the Senior Debt Discharge Date shall have occurred.

2.4	Subordination on insolvency

If there occurs any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any kind or character of the Company or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution or other winding-up of the Company or its businesses or any bankruptcy, reorganisation, receivership or insolvency or similar proceeding or any assignment for the benefit of creditors or there is a marshalling of the assets and liabilities of the Company, or the Company becomes subject to any event mentioned in clause 21.6 (Insolvency proceedings) of the Agreement or a voluntary arrangement, then and in any such event:

(a)	the Subordinated Debt shall continue to be subordinated to the Senior Debt;

(b)
any payment or distribution of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Subordinated Debt or any part thereof by a liquidator, administrator or receiver (or the equivalent thereof) of the Company or its estate (the "rights") made to or paid to, or received by the Subordinated Creditor or to which the Subordinated Creditor is entitled shall be held on trust by the Subordinated Creditor for the Lenders and shall forthwith be paid or, as the case may be, transferred or assigned to the Lenders to be applied against the Senior Debt;

(c)
if the trust referred to in paragraph (b) above or paragraph (d) of Clause 2.3 above fails or cannot be given effect to or if the Subordinated Creditor receives and retains the relevant payment or distribution, the Subordinated Creditor will pay over such rights in the form received to the Facility Agent (acting on behalf of the Lenders) to be applied against the Senior Debt;

(d)
the Subordinated Creditor acknowledges the rights of the Facility Agent (acting on behalf of the Lenders) to demand, sue and prove for, collect and receive every payment or distribution referred to in paragraph (b) above and give acquittance therefore and to file claims and take such other proceedings, in the Facility Agent's own name or otherwise, as the Facility Agent may deem necessary or advisable for the enforcement of this Deed; and

(e)
the Subordinated Creditor by way of security for its obligations under this Deed irrevocably appoints the Facility Agent to be its attorney in order to enable the Facility Agent to enforce any and all claims upon or with respect to the Subordinated Debt or any part thereof, and to collect and receive any and all payments or distributions referred to in paragraph (b) above or to do anything which that Subordinated Creditor has authorised the Facility Agent or any other Party to do under this Deed or is itself required to do under this Deed but has failed to do (and the Facility Agent may delegate that power on such terms as it sees fit).

3.	SET-OFF

(a)	The Subordinated Creditor shall not set off against the Subordinated Debt any amount payable by the Subordinated Creditor to the Company.

(b)
If any part of the Subordinated Debt is discharged in whole or in part by way of set-off, the Subordinated Creditor will promptly pay to the Facility Agent for application in accordance with the terms of paragraph (b) of Clause 2.4 (Subordination on insolvency) an amount equal to the amount of the Subordinated Debt discharged by such set-off.

4.	NEW MONEY

The Subordinated Creditor hereby agrees that the Facility Agent (acting on behalf of the Lenders) may, at its discretion, increase the facility made available to the Company and make further advances to the Company, and each such advance will be deemed to be made under the terms of the Agreement.

5.	PROTECTION OF SUBORDINATION

(a)	The subordination in this Deed is a continuing subordination and benefits the ultimate balance of the Senior Debt.

(b)
Except as provided in this Deed, the subordination is, and the Subordinated Creditor's obligations under this Deed will, not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice the subordination or any of the Subordinated Creditor's obligations under this Deed.

6.	MISCELLANEOUS

(a)	This Deed overrides anything in any Subordinated Finance Document to the contrary.

(b)	Any communication in respect of this Deed must be in writing. Contact details for each Party are set out opposite their name, below.

(c)	This Deed is a Finance Document.

7.	ASSIGNMENT

(a)
The Facility Agent (acting on behalf of the Lenders) shall have the full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Deed to any person to whom all or a corresponding part of its rights, benefits and obligations under any of the Finance Documents are assigned or transferred in accordance with their provisions.

(b)
The Subordinated Creditor shall not assign or transfer all or any of its rights, title, benefit and interest in or to all or any part of the Subordinated Debt unless in full and on or prior to such assignment or transfer the assignee or transferee accedes to this Deed as Subordinated Creditor pursuant to the Subordinated Creditor Accession Deed.

8.	TRUSTS

(a)	The Facility Agent shall hold the benefit of this Deed upon trust for itself and the Lenders.

(b)	The perpetuity period for each trust created by this Deed shall be 80 years.

9.	TERMINATION

Subject to Clause 4 (New Money), on the Senior Debt Discharge Date, the terms of this Deed shall terminate.

10.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	JURISDICTION

The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection with this Deed and the Parties submit to the exclusive jurisdiction of the English courts.

IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

Annex 1

Form of Subordinated Creditor Accession Deed

To:	MIZUHO CORPORATE BANK, LTD., as Facility Agent acting on behalf of the Lenders.
To:	PPL WW HOLDINGS LTD.
From:	[Acceding Subordinated Creditor]

THIS DEED is made on [date] by [Acceding Subordinated Creditor] (the "Acceding Subordinated Creditor") in relation to the subordination deed (the "Subordination Deed") dated [•] between, among others, PPL WW Holdings Ltd. as Company, Mizuho Corporate Bank, Ltd. as Facility Agent and the Subordinated Creditor (as defined in the Subordination Deed). Terms defined in the Subordination Deed shall, unless otherwise defined in this Deed, bear the same meanings when used in this Deed.

In consideration of the Acceding Subordinated Creditor being accepted as the Subordinated Creditor for the purposes of the Subordination Deed, the Acceding Subordinated Creditor confirms that, as from [date], it intends to be party to the Subordination Deed as the Subordinated Creditor and undertakes to perform all the obligations expressed in the Subordination Deed to be assumed by the Subordinated Creditor and agrees that it shall be bound by all the provisions of the Subordination Deed, as if it had been an original party to the Subordination Deed as the Subordinated Creditor.

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

SIGNATORIES

Company

EXECUTED as a DEED	)
by PPL WW HOLDINGS LTD.	)	……………………………
acting by	)	Director

In the presence of:
Witness's Signature:	……………………………
Name:	……………………………
Address:	……………………………
Company contact details:

Address:	Avonbank, Feeder Road, Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354
E-mail:	jhunt9@wsternpower.co.uk
Attention:	Julie Hunt

Acceding Subordinated Creditor

EXECUTED as a DEED	)
by [ACCEDING SUBORDINATED CREDITOR ]	)	……………………………
acting by	)	Director

In the presence of:
Witness's Signature:	……………………………
Name:	……………………………
Address:	……………………………
Company contact details:

Subordinated Creditor contact details:

Address:
Fax number:
Phone number:
E-mail:
Attention:

Facility Agent

EXECUTED as a DEED	)
by MIZUHO CORPORATE BANK, LTD.	)	……………………………
acting by	)	Director

In the presence of:
Witness's Signature:	……………………………
Name:	……………………………
Address:	……………………………
Company contact details:

Facility Agent contact details:

Address:	Bracken House
One Friday Street
London EC4M 9JA

Annex 2
Form of Certificate

To:	Mizuho Corporate Bank, Ltd. as Facility Agent
From:	PPL WW Holdings Ltd.
Date:	[●]

PPL WW Holdings Ltd. - £210,000,000 Revolving Facility Agreement dated [●] 2012 (as amended and restated from time to time) (the "Agreement") and Subordination Deed dated [●] (as amended and restated from time to time) (the "Deed")

1.	We refer to the Agreement and the Deed. Capitalised terms defined in the Deed have the same meaning in this Certificate, unless given a different meaning in this Certificate.

2.	We confirm that the Company will make [insert type of payment] of [insert amount and currency] under [insert description of relevant Subordinated Finance Document] on [insert date of payment].

3.
We confirm that, taking into account such payment, the Company will be in compliance with its obligations under Clause 19 (Financial Covenants) of the Agreement on each of the next two Measurement Dates (as such term is defined in the Agreement).

PPL WW HOLDINGS LTD.

By:

Director

By:

Director

SIGNATORIES

Company

EXECUTED as a DEED	)
by PPL WW HOLDINGS LTD.	)	……………………………
acting by	)	Director

In the presence of:
Witness's Signature:	……………………………
Name:	……………………………
Address:	……………………………
Company contact details:

Address:	Avonbank, Feeder Road, Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354
E-mail:	jhunt9@wsternpower.co.uk
Attention:	Julie Hunt

Subordinated Creditor

EXECUTED as a DEED	)
by [SUBORDINATED CREDITOR ]	)	……………………………
acting by	)	Director

In the presence of:
Witness's Signature:	……………………………
Name:	……………………………
Address:	……………………………

Subordinated Creditor contact details:

Address:
Fax number:
Phone number:
E-mail:
Attention:

Facility Agent

EXECUTED as a DEED	)
by MIZUHO CORPORATE BANK, LTD.	)	……………………………
acting by	)	Director

In the presence of:
Witness's Signature:	……………………………
Name:	……………………………
Address:	……………………………

Facility Agent contact details:

Address:	Bracken House
One Friday Street
London EC4M 9JA

SCHEDULE 11
FORM OF DISTRIBUTION CERTIFICATE

To:	Mizuho Corporate Bank, Ltd. as Facility Agent
From:	[PPL WW Holdings Ltd.]
Date:	[●]

PPL WW Holdings Ltd. - £210,000,000 Facility Agreement dated [●] 2012 (as amended and restated from time to time) (the "Facility Agreement")

1.
We refer to the Facility Agreement. Capitalised terms defined in the Facility Agreement have the same meaning in this Distribution Certificate, unless given a different meaning in this Distribution Certificate

2.	We confirm that the Company will make [insert type of payment] of [insert amount and currency] on [insert date of payment].

3.
We confirm that, taking into account such payment, the Borrower will be in compliance with its obligations under Clause 19 (Financial Covenants) of the  Facility Agreement on each of the next two Measurement Dates.

PPL WW HOLDINGS LTD.

By:

Director

By:

Director

SIGNATORIES

THE BORROWER

Signed by for and on behalf of PPL WW HOLDINGS LTD.	) ) ) )
Address:	Avonbank
Feeder Road
Bristol BS2 0TB
Fax:	+44 (0)1179 332 108

THE JOINT COORDINATORS  AND BOOKRUNNERS

Signed by for and on behalf of LLOYDS TSB BANK PLC	) ) )
Address:	10 Gresham Street
London EC2V 7AE
Tel:	+44 20 7158 2908
Email:	Nick.Walker@lloydsbanking.com

Signed by for and on behalf of MIZUHO CORPORATE BANK, LTD.	) ) ) )
Address:	Bracken House
One Friday Street
London EC4M 9JA

THE MANDATED LEAD ARRANGERS

Signed by for and on behalf of BARCLAYS BANK PLC	) ) ) )
Address:	Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
Tel:	+44 (0) 20 7773 2190
Fax:	+44 (0) 20 7773 1840

Signed by for and on behalf of COMMONWEALTH BANK OF AUSTRALIA	) ) ) )
Address:	Senator House
Level 3
85 Queen Victoria Street
London
EC4V 4HA
Tel:	(0)20 7710 3956
Fax:	(0)20 7329 6611
E-mail:	john.russell@cba.com.au

Signed by for and on behalf of HSBC BANK PLC	) ) ) )
Address:	3 Rivergate
Bristol, BS1 6ER
Tel:	08455 839817
Fax:	08455 877941
E-mail:	sharondaw@hsbc.com

Signed by for and on behalf of LLOYDS TSB BANK PLC	) ) )
Address:	10 Gresham Street
London EC2V 7AE
Tel:	+44 (0)20 7158 2908
E-mail:	Nick.Walker@lloydsbanking.com

Signed by for and on behalf of MIZUHO CORPORATE BANK, LTD.	) ) ) )
Address:	Bracken House
One Friday Street
London EC4M 9JA

Signed by for and on behalf of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	) ) ) )
Address:	Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
Tel:	020 7577 2029/ 020 7577 5161/ 020 7577 1596
E-mail:	Robert.welford@uk.mufg.jp / kumar.shah@uk.mufg.jp /
mayumi.saito-o'connor@uk.mufg.jp

Signed by for and on behalf of THE ROYAL BANK OF SCOTLAND PLC	) ) ) )
Address:	135 Bishopsgate
London EC2M 3UR
Tel:	+44 20 7085 8539
Fax:	+44 20 7085 8692
E-mail:	www.rbs.com/mib

THE ORIGINAL LENDERS

Signed by for and on behalf of BARCLAYS BANK PLC	) ) ) )
Address:	Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
Tel:	+44 (0) 20 7773 2190
Fax:	+44 (0) 20 7773 1840

Signed by for and on behalf of COMMONWEALTH BANK OF AUSTRALIA	) ) ) )
Address:	Senator House
Level 3
85 Queen Victoria Street
London
EC4V 4HA
Tel:	(0)20 7710 3956
Fax:	(0)20 7329 6611
E-mail:	john.russell@cba.com.au

Signed by for and on behalf of HSBC BANK PLC	) ) ) )
Address:	3 Rivergate
Bristol, BS1 6ER
Tel:	08455 839817
Fax:	08455 877941
E-mail:	sharondaw@hsbc.com

Signed by for and on behalf of LLOYDS TSB BANK PLC	) ) )
Address:	10 Gresham Street
London EC2V 7AE
Attention:	Nick Walker (for credit matters)
Tel:	+44 20 7158 2908
E-mail:	Nick.Walker@lloydsbanking.com

Address:	Wholesale Loan Services
Level 1, Citymark
150 Fountainbridge
Edinburgh EH3 9PE
Attention:	Wholesale Loans Services (for administration matters)
Tel:	08456 366 0025
Fax:	+44 20 7158 3204

Signed by for and on behalf of MIZUHO CORPORATE BANK, LTD.	) ) ) )
Address:	Bracken House
One Friday Street
London EC4M 9JA

Signed by for and on behalf of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	) ) ) )

Address:	Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
Tel:	020 7577 2029/ 020 7577 5161/ 020 7577 1596
E-mail:	Robert.welford@uk.mufg.jp / kumar.shah@uk.mufg.jp /
mayumi.saito-o'connor@uk.mufg.jp

Signed by for and on behalf of THE ROYAL BANK OF SCOTLAND PLC	) ) ) )
Address:	135 Bishopsgate
London EC2M 3UR
Tel:	+44 20 7085 8539
Fax:	+44 20 7085 8692
E-mail:	www.rbs.com/mib

THE FACILITY AGENT

Signed by for and on behalf of MIZUHO CORPORATE BANK, LTD.	) ) ) )
Address:	Bracken House
One Friday Street
London EC4M 9JA